Adamis Pharmaceuticals Corporation 10-Q

Exhibit 10.6

*** Certain identified information has been omitted from this exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed. Such omitted information is indicated by brackets (“[…***…]” in this exhibit. ***

DISTRIBUTION AND COMMERCIALIZATION AGREEMENT

This Distribution and Commercialization Agreement (the “Agreement”) is made effective as of the Effective Date (as defined herein) by and between Adamis Pharmaceuticals Corporation, a corporation organized under the laws of Delaware, with an office located at 11682 El Camino Real, Suite #300, San Diego, California 92130 (“Company”) and USWM, LLC, a limited liability company organized under the laws of Delaware, with an office at [***] (“USWM”). Company and USWM may hereafter be referred to collectively as the “Parties” and individually as a “Party”.

WHEREAS, Company, pursuant to the terms of this Agreement, would like to manufacture and supply Products (as defined below) to USWM for distribution and commercialization in the Territory (as defined below); and

WHEREAS, USWM, pursuant to the terms of this Agreement, would like to purchase the Products from Company for distribution and commercialization in the Territory.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.            DEFINITIONS. In this Agreement, the following words shall have the following meanings:

1.1.          “Act” means the Federal Food, Drug and Cosmetic Act of 1938, including any amendments thereto and all regulations promulgated thereunder or under any similar act or set of laws in the Territory.

1.2.          “Accrued Losses” means, for any particular Calendar Quarter(s) occurring after the quarter in which Profitability has been reached, the amount by which the calculation of “Net Profit” for the Calendar Quarter (or Calendar Quarters, if and to the extent there are Accrued Losses in more than one (1) Calendar Quarter) is less than zero dollars ($0.00).

1.3.          “Additional Costs” means, for any applicable Calendar Quarter, the total costs, inclusive of (i) [***], (ii) [***], (iii) [***], and (iv) [***]; in each case, only to the extent not overlapping with any amount deducted in the calculation of Net Sales.

1.4.          “Affiliate” means, with respect to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, the specified Person, but only for the period of time the Person first identified in this Section 1.3 controls, is controlled by, or is under common control, with the respective specified Person. For the purposes of this definition, the term “control,” as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person, whether through ownership of more than fifty percent (50%) voting securities or otherwise.

1.5.          “API” means the compound epinephrine and/or naloxone, as applicable, and as further described in the Specifications.

1.6.          “Applicable Laws” means all laws, ordinances, rules and regulations applicable to the Parties’ activities under this Agreement, including, without limitation, the Manufacture, Development, or Processing of API or Product, and the obligations of each Party as the context requires, including, without limitation: (i) all applicable federal, state and local laws and regulations of the Territory; (ii) the Act; and (iii) cGMP.

1.7.          “Bankruptcy Code” means the United States Bankruptcy Code (Title 11 of the United States Code).

1.8.          “Batch” means a specific quantity of the Product that is intended to have uniform character and quality within specified limits, and is produced according to a single Manufacturing order during the same cycle of Manufacture.

1.9.          “Batch Record” means Batch production and control records as set forth in 21 C.F.R. § 211.188, as may be amended from time-to-time.

1.10.        “Books and Records” means the books and records maintained by the Parties relating to the Products in the Territory and/or the obligations hereunder in sufficient detail, in accordance with GAAP (to the extent applicable) and in accordance with the terms of this Agreement.

1.11.        “Business” means, whether by Company or a Third Party, the development, sale, marketing, manufacturing, distribution and commercialization of the Products.

1.12.        “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks located in New York, New York are authorized or required to be closed, as the case may be.

1.13.        “Calendar Quarter” means any of the three-month periods beginning January 1, April 1, July 1 or October 1 of any calendar year.

1.14.        “Certificate of Analysis” “Certificate of Compliance” and “Certificate of Release” (collectively the “Certificates”) means a document or documents signed and dated by a duly authorized representative of Company certifying that the Product Conforms to the Specifications as set forth in the Quality Agreement and/or was prepared in compliance with cGMP, and in accordance with Section 3.11.1.

1.15.        “cGMP” or “Good Manufacturing Practices” means current good manufacturing practices as set forth in 21 C.F.R. Parts 210 and 211, as established by the FDA or any similar set of laws, regulations, rules, or practices in the Territory or otherwise applicable to Development, Manufacture, Processing or supply of Product pursuant to this Agreement, as may be amended from time-to-time.

1.16.        “Claim” means any claim, action, suit, demand or other legal assertion or proceeding brought by a Third Party against any of the USWM Indemnified Parties and/or Company Indemnified Parties, as the case may be, related to any Liability.

1.17.        “Commercialize” or “Commercialization” means the activities for general management, legal, compliance, finance, regulatory, quality, medical affairs, marketing, sales, sales management, pricing, promotion, and distribution of the Products.

1.18.        “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by a Party with respect to any objective under this Agreement, reasonable, diligent, good-faith efforts to accomplish such objective as such Party would normally use to accomplish a similar objective under similar circumstances exercising reasonable business judgment. It is anticipated that the level of effort may change over time, reflecting changes in the status of such Party and its circumstances, including, without limitation, the market for the Products. “Commercially Reasonable” shall have the correlative meaning.

1.19.        “Company Indemnified Parties” means Company, Company’s Affiliates, any of their successors or assigns, and any of their respective then-current or then-former directors, officers, employees, contractors or agents.

1.20.        “Competitive Entry” means an event in which prior to the Company receiving Regulatory Approval, another drug-device combination product obtains regulatory clearance to begin marketing that [***], that could also be reasonably expected to compete favorably against the Product in the Territory.

1.21.        “Components” means, collectively, and without limitation, all container closure components (syringes, stoppers, etc.), raw materials, excipients, device parts, and all Labels, necessary to Manufacture the Products in accordance with the NDAs, the Drug Master Files, and the Specifications for the Products.

1.22.        “Confidential Information” means all confidential, trade secret, proprietary or nonpublic information of a Party, including, without limitation, all Know-How, scientific information, clinical data, efficacy and safety data, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments), and other terms and conditions of sales, customer information, business plans, and all other intellectual property, which is disclosed or made available to the other Party regardless of whether such information is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other Party.

1.23.        “Conforming” or “Conform” means that the Product (a) conforms, in all respects, to the applicable Specifications, (b) was Manufactured in accordance with cGMP and Applicable Law, and (c) is not adulterated or misbranded within the meaning of the Act or within the meaning of any applicable state or municipal law in which the definitions of adulteration and misbranding are substantially the same as those contained in the Act.

1.24.        “Control” or “Controlled” means, with respect to any Know-How, materials, Patents or other intellectual property rights, the legal authority or right (whether by ownership, license or otherwise but without taking into account any rights granted by one Party to the other Party pursuant to this Agreement) of a Party to grant access, a license or a sublicense of or under such Know-How, materials, Patents or other intellectual property rights to another Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.25.        “Develop” or “Development” means any activities related to the development of the Products, including but not limited to, all formulation, process and method development, manufacturing, testing and release of all clinical/registration and scale-up, Product validation, and packaging related to the Products for use in the Territory, on-going Product stability testing in accordance with the Specifications and Applicable Laws, maintaining documentation of any stability testing conducted on the Products in accordance with the Specifications and Applicable Laws, and any post-Launch stability testing.

1.26.        “Domain Names” means any internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith, registered with or assigned by any domain name registrar, domain name registry or other domain name registration authority as part of an electronic address on the internet, rights in social media accounts and social media pages, and all applications for any of the foregoing.

1.27.        “Drug Master File” or “DMF” means, with respect to the Product API, the drug master file or any supplement thereto, filed by Company or its Affiliates or a Third Party with the FDA or other Regulatory Authority pursuant to the Act or other Applicable Law.

1.28.        “Effective Date” means the date this Agreement is signed by the last Party (as indicated by the date associated with such Party’s signature on the signature page to this Agreement). Notwithstanding the foregoing, the effective date with respect to USWM’s rights to the SYMJEPI product shall be the effective date of the termination of the Sandoz Commercial and Distribution Agreement to which Company is a party.

1.29.        “Executive Officer” means (a) the Chief Executive Officer of USWM or another officer of USWM designated by USWM, or an Affiliate of USWM (the “USWM Executive Officer”), and (b) the President of Company or another officer of Company designated by Company (the “Company Executive Officer”).

1.30.        “Force Majeure Event” means an event impacting a Party due to causes beyond such Party’s reasonable control, including without limitation, acts of God, pandemics or epidemics, national or regional emergency, any actions of governmental authorities or agencies, government order or law, embargoes or blockades in effect on or after the Effective Date, war, hostilities between nations (whether war is declared or not), terrorist threats or acts, civil commotions, riots or other civil unrest, national industry strikes, lockouts, sabotage, labor stoppages or slowdowns or other industrial disturbances, shortage of adequate power or transportation facilities, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, or by any other event or circumstance of like or different character to the foregoing beyond the reasonable control of such impacted Party.

1.31.        “FDA” means the United States Food and Drug Administration, or any successor agency thereto.

1.32.        “GAAP” means Generally Accepted Accounting Principles, as generally and consistently applied by USWM, and as may be updated or revised from time to time by a decision of the Financial Accounting Standards Board or related accredited accounting entity.

1.33.        “Know-How” means any information or material that is confidential and proprietary, including, without limitation, ideas, concepts, discoveries, inventions, developments, improvements, know-how, trade secrets, designs, devices, equipment, process conditions, algorithms, notation systems, works of authorship, computer programs, technologies, formulas, techniques, methods, procedures, assay systems, applications, data, documentation, reports, chemical compounds, products and formulations, whether patentable or otherwise. Know-How shall also include non-Confidential Information and material to the extent such information and material first lost its confidentiality by virtue of its disclosure in an issued patent or published patent application, a filing with a Regulatory Authority or as part of a legal proceeding.

1.34.        “Labels” means any package, packaging material, labels, package inserts, instructions for use documents, patient prescribing information and medication guides, as may be applicable, designed for use with the Products, pursuant to the terms of this Agreement, in accordance with Applicable Laws, that is approved by the FDA.

1.35.        “Labeling” means the act of preparing the Product with approved Labels (packaging in approved and serialized, as applicable, shipping containers, boxes, cartons, applying approved prescribing inserts, etc.), pursuant to the terms of this Agreement, in accordance with Applicable Laws.

1.36.        “Latent Defect” means any adulteration, contamination of or other latent defect in any Product that is not readily detectible upon visible inspection.

1.37.        “Launch” means the first commercial sale of Product in the Territory by USWM or its Affiliates to a Third Party (including without limitation, a wholesale, chain or retail pharmacy level) after receipt of the Launch Quantity. For purposes of this definition, “first commercial sale” shall exclude sales for test marketing, clinical-trial purposes or compassionate use.

1.38.        “Launch Quantity” means a mutually agreed quantity of Product Delivered by Company to USWM in advance of a Launch.

1.39.        “Liabilities” or “Liability” means all losses, costs, damages, judgments, settlements, interest, fees or expenses including, without limitation, all reasonable attorneys’ fees, experts’ or consultants’ fees, expenses and costs, related to or arising from this Agreement or any of the Products developed, made, sold, marketed or otherwise distributed by the Parties.

1.40.        “Licensed IP” means the Licensed Know-How and the Licensed Patents any intellectual property rights Controlled by Company or its Affiliates that Company reasonably determines are necessary or useful for the Manufacture or Commercialization of the Products in the Territory.

1.41.        “Licensed Know-How” means Know-How Controlled by Company that is necessary or useful for the Manufacture and Commercialization of the Products in the Territory.

1.42.        “Licensed Patents” means any patents and patent applications Controlled by Company now or in the future that are necessary or useful for Commercialization and Manufacture of the Products in the Territory. An initial list of Licensed Patents is set forth on Schedule A. Schedule A will be updated by Company during the Term, as specified in Section 2.3.2 below.

1.43.        “Licensed Trademarks” means the trademarks and Domain Names listed on Schedule A and any Domain Names Controlled by Company during the Term related to such trademark.

1.44.        “Manufacture” or “Manufacturing” means the commercial synthesis, manufacture, storage, handling, production, Processing, and Labeling of the Products pursuant to this Agreement.

1.45.        “Manufacturing Facility” means the manufacturing facilities of the Product Manufacturer, or such other facility under the control of the respective Product Manufacturer that is approved by the FDA or other Regulatory Authority for manufacturing the Products.

1.46.        “Marketing Year” means any calendar year during which the Products are Commercialized in the Territory. The first Marketing Year for a Product shall be the calendar year in which its Launch occurs.

1.47.        “NDA” means either new drug application 207534 (SYMJEPI) or 212854 (ZIMHI) filed by Company with the FDA, as may be amended or supplemented.

1.48.        “Net Profit” means the amount (which shall not be less than zero dollars ($0.00)) calculated for a given Calendar Quarter equal to Net Sales of the Products less the sum of (i) the Supply Price of Products sold by USWM in such Calendar Quarter, and (ii) Additional Costs for the Products sold in such Calendar Quarter. Prior to [***]. Upon [***]. Notwithstanding the foregoing, if and to the extent [***], then [***]. The costs of (i) and (ii) in this definition shall be calculated in accordance with GAAP, to the extent applicable to such cost or calculation.

1.49.        “Net Profit Share” means an amount equal to the percentage of Net Profits allocated to each Party as set forth on Schedule B.

1.50.       “Net Sales” means the net sales recorded by USWM or any of its Affiliates for sales of Product in the Territory to Third Parties as determined in accordance with GAAP as consistently applied. The deductions booked on an accrual basis by USWM and its Affiliates under GAAP to calculate the recorded net sales from gross sales consist of, without limitation, the following applied consistently:

(i)	normal trade and cash discounts;

(ii)	amounts repaid or credited by reasons of defects, rejections, recalls or returns, inclusive of expiry and damage;

(iii)	price protection and shelf stock adjustments, slotting fees and coupons;

(iv)	rebates and chargebacks to customers and Third Parties (including, without limitation, group purchasing organizations, Medicare, Medicaid, Managed Healthcare and similar types of rebates);

(v)	any amounts recorded in gross revenue associated with goods provided to customers for free;

(vi)	amounts provided or credited to customers through coupons and other discount programs;

(vii)	delayed ship order credits, discounts or payments related to the impact of price increases between purchase and shipping dates or retroactive price reductions;

(viii)	fee for service payments to customers for any non-separable services (including compensation for maintaining agreed inventory levels and providing information); and

(ix)	other reductions or specifically identifiable amounts deducted for reasons similar to those listed above in accordance with GAAP.

There shall be no double-counting in determining the foregoing deductions. With respect to the calculation of Net Sales: (i) Net Sales only include the value charged or invoiced on the first arm’s length sale to a Third Party and sales between or among USWM and its Affiliates shall be disregarded for purposes of calculating Net Sales; and (ii) if a Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under GAAP are met. In the case of any sale or other disposal for value, [***], of any Product, or part thereof, other than [***], Net Sales shall be calculated [***].

1.51.       “Person” means any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivisions thereof.

1.52.       “Process” or “Processing” means the compounding, filling, producing and/or packaging of the API and raw materials to produce a Product in accordance with the applicable Specifications and the terms and conditions set forth in this Agreement.

1.53.       “Product” or “Products” means the applicable definition set forth on Schedule D attached hereto.

1.54.       “Product Liability Claim” means any product liability claims or action asserted or filed by a Third Party, seeking damages or equitable relief of any kind, relating to personal injury, wrongful death, medical expenses, an alleged need for medical monitoring, consumer fraud or other alleged economic losses, allegedly caused by the Products, and including claims by or on behalf of users of the Products (including spouses, family members and personal representatives of such users) relating to the use, sale, distribution or purchase of the Products sold by or on behalf of USWM in the Territory.

1.55.       “Product Manufacturer” means the Third Party manufacturers of the Product set forth in Schedule G attached hereto, or as otherwise agreed in writing by the Parties.

1.56.       “Profitability” means the first Calendar Quarter in which a Net Profit is greater than zero (0).

1.57.       “Quality Agreement” means the Quality Agreement that will govern the production of the Products and that will be executed by and between USWM and Company in connection with this Agreement.

1.58.       “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals required for the manufacture, use, storage, import, transport, marketing, promotion, selling, and placing on the market of the Products (including post-approval changes, pricing and Third Party reimbursement approvals, and Label approvals) by any Regulatory Authority in the Territory. This includes any authorization necessary for the Manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of the Products as the context may require within the Territory.

1.59.       “Regulatory Authority” means any applicable local, national or supranational government agency involved in assessing the Products or granting approvals for the marketing and sale of the Products in the Territory.

1.60.       “Regulatory Filing” means any filing made with a Regulatory Authority.

1.61.       “USWM Indemnified Parties” means USWM, its Affiliates, any of their successors or assigns, and any of their respective then-current or then-former directors, officers, employees, contractors, agents, successors or assigns.

1.62.       “Specifications” means (i) with respect to the SYMJEPI 0.3mg Product, [***], and (ii) with respect to the SYMJEPI 0.15mg Product, [***]. In either case of (i) or (ii) in this Section 1.62, “Specifications” shall also include the criteria set forth in the applicable Regulatory Approval required for USWM’s acceptance of the respective Product from Company.

1.63.       “Supply Price” means the amount Company shall invoice USWM as described in Schedule E attached hereto.

1.64.       “Territory” means the fifty states of the United States of America, the District of Columbia, the Commonwealth of Puerto Rico, Guam, American Samoa, the U.S. Virgin Islands and all territories and possessions of the United States of America, United States military bases and any other territories the Parties mutually agree in writing to add to this Agreement, but excluding in all cases [***]. For the avoidance of doubt, [***] does not include [***].

1.65.       “Third Party” and the correlative term “Third Parties” means any Person or Persons other than a Party or any of its Affiliates.

1.66.       Other Defined Terms. Each of the following definitions is set forth in the Section of this Agreement indicated below:

Definition	Section
AAA	12.4
Accelerated Net Profit Share Payments	6.2.3
At Fault Recall	5.3.2
Audited Party	6.5.2
Auditing Party	6.5.2
Branded Pharma Fee	6.3
Commercial Efforts	Schedule F
Commercial Plan	4.1
Commercial Milestone Payments	Schedule C
Commercialization Plan	4.1
Company Elected Increase	4.2.4
Delivery	3.6.1
Dispute	12.3
[***]	[***]
Encumbrance	7.5.4
Failure to Supply	11.2.2(a)
Firm Commitment	3.2
Firm Order	3.4
Indemnitee	8.3
Indemnitor	8.3
Infringement Action	11.2.2(b)
Initial Term	11.1
JPT	4.2.1
Milestone Payments	6.1
Near-Term Milestone Payments	6.1
Net Profit Share Payments	6.2.2
OPDP	4.5.2
Order Confirmation	3.4
Other Agreements	3.5.1
Other Products	3.5.1
Pharmacovigilance Agreement	5.4
Product Changes	3.12.3
Promotional Materials	4.5.1
Purchase Order	3.3
Quarterly Payment Date	6.2.2

Definition	Section
Quarterly Report	6.2.2
Renewal Term	11.1
Rolling Forecast	3.2
Sales and Distribution Allocation	Schedule F
Sales Taxes	6.4
Sandoz	3.5.1
Term	11.1
USWM Legal Expenses	2.6.3

2.	Exclusive distributorship; exclusivity.

2.1.         Appointment of USWM as Exclusive Distributor in the Territory. Subject to the terms and conditions of this Agreement, (a) Company hereby appoints USWM, and USWM hereby accepts, during the Term, to serve as the exclusive distributor (even as to Company) of the Products in the Territory, and (b) Company grants to USWM the exclusive right (even as to Company) to market, sell, offer for sale, and otherwise Commercialize the Products in the Territory under Company’s NDAs during the Term. Except as USWM may otherwise agree in Other Agreements, USWM shall have the exclusive right to invoice and book all Product sales in the Territory during the Term. Subject to the terms of this Agreement, USWM shall not have the right to grant any rights as subdistributor to any Third Party except to the extent USWM’s agreements with specialty pharmacies, specialty distributors, group purchasing organizations, wholesalers or similar entities that apply to Commercialization of the Products in the Territory contemplate such entities acting as subdistributors.

2.2.         Supply of Product for Distributorship. As provided in Section 3, Company shall supply (or have supplied) to USWM, and USWM shall purchase from Company, its requirements of the Products for sale by USWM and its Affiliates in the Territory pursuant to Section 2.1.

2.3.         Licensed IP.

2.3.1.       Subject to the terms and conditions of this Agreement (including, without limitation, Section 12.9), Company hereby grants to USWM a fully paid and exclusive (even as to Company), non-transferable and non-sublicenseable (except with the prior written consent of Company to any such transfer or sublicense, such consent not to be unreasonably withheld, denied, conditioned, or delayed; provided however, that such consent shall not be required to the extent the license is transferred or sublicensed to an Affiliate of USWM) license under the Licensed IP for USWM to market, sell, offer for sale, and otherwise Commercialize the Products in the Territory under this Agreement.

2.3.2.       Company shall update the listing of Licensed Patents set forth in Schedule A on or before [***], so as to include information with respect to [***]. If Company plans to [***], Company shall notify USWM in writing at least [***] in advance of [***]. Following such notice, USWM will have the right, in its sole discretion, to [***]. Effective as of [***], such [***] shall [***].

2.4.         Licensed Trademarks. Subject to the terms and conditions of this Agreement (including, without limitation, Section 12.9), Company hereby grants to USWM a fully-paid, non-transferable and non-sublicenseable (except with the prior written consent of Company to any such transfer or sublicense, such consent not to be unreasonably withheld, denied, conditioned, or delayed; provided however, that such consent shall not be required to the extent the license is transferred or sublicensed to an Affiliate of USWM) license to use the Licensed Trademarks only to market, sell, offer for sale and otherwise Commercialize the Products in the Territory under this Agreement, which shall be exclusive (even as to Company). USWM and its Affiliates shall display the Licensed Trademarks on all Products and on or in all packaging, promotion, and advertising materials to the extent practicable in a form and manner substantially in accordance with the Trademark Usage Guidelines attached hereto in Schedule H and otherwise in compliance with all Applicable Laws. At the reasonable request of Company from time to time, USWM will provide copies of packaging, Labels, advertising, promotional and other material of USWM or its Affiliates referencing the Licensed Trademark to allow Company to confirm compliance with the foregoing. In the event that Company has a reasonable objection, made in good faith, to the Licensed Trademark practices of USWM or reasonably believes in good faith that USWM is not complying with the Schedule H guidelines, following an inspection in accordance with the preceding sentence, as its sole remedy therefor, Company shall provide written notice to USWM of such objection in reasonable detail to facilitate cure by USWM, and USWM shall use all Commercially Reasonable Efforts to cure and remedy the objection. Approval of any particular practices, or use of any Licensed Trademark, once given by Company, shall continue in effect with respect to such practices, or use, and any practices or use substantially consistent therewith, without need for further approval.

2.5.         Licensed Trademark and Licensed Patent Filing, Prosecution, Maintenance and Costs.

2.5.1.      Company shall be responsible for the preparation, registration, filing, prosecution and maintenance of the Licensed Trademarks, at its sole cost and expense using reasonable care and skill and using counsel reasonably acceptable to USWM.

2.5.2.      Company shall prepare, file and prosecute any and all patent applications and maintain any and all patents within the Licensed Patents. Company shall pay for all prosecution, filing and maintenance fees and all other costs for prosecution, filing and maintenance of any Licensed Patents associated with the Product in the Territory. Company shall use all reasonable care and skill and shall use counsel reasonably acceptable to USWM in performing its obligations pursuant to this Section 2.5.2.

2.5.3.      In performing its obligations under Sections 2.5.1 and 2.5.2, Company shall:

a)	keep USWM reasonably informed of the filing and progress of all material aspects of the prosecution of such trademark or patent application and the issuance of patents from any such patent application or the registration of any such trademark;

b)	provide USWM with a copy of such material patent application or trademark application, amendments thereto, and other related correspondence to and from patent and trademark offices, and, to the extent reasonably practicable, permit USWM an opportunity to offer its comments thereon before making a material submission to a patent and trademark office and Company shall consider in good faith USWM’s comments;

c)	consult with USWM concerning any decisions that could reasonably be expected to materially affect the scope or enforcement of any issued claims or the potential abandonment of such patent application, patent, trademark application or trademark; and

d)	notify USWM in writing of any material changes in the scope or status of such patent, patent application, trademark, or trademark application.

2.6.         Enforcement of Licensed IP and Licensed Trademarks.

2.6.1.      If either Party believes or becomes aware of (a) any suspected infringement of any Licensed IP or Licensed Trademark by a Third Party in the Territory or (b) a Third Party allegation that any Licensed IP or Licensed Trademark is invalid or unenforceable, including the receipt of a notice of certification filed pursuant to the Hatch-Waxman Act claiming that any of the Licensed IP is invalid, unenforceable or that no infringement will arise from the manufacture, use or sale of the Product or a Competing Product by a Third Party, or (c) Third Party allegation that the Product, or its use, development, manufacture, or sale infringes a Third Party’s intellectual property rights in the Territory, such Party shall notify the other Party within [***] of forming such belief or awareness and provide the other Party with all details of such infringement, claim, or notice, as applicable, that are known or possessed by such Party.

2.6.2.      [***] shall have the first right, but not the obligation, to bring an Infringement Action to enforce any Licensed IP or Licensed Trademark, defend any declaratory judgment action concerning any Licensed IP or Licensed Trademark, and take any other lawful action reasonably necessary to protect, enforce, or defend any Licensed IP or Licensed Trademark, and control the conduct thereof, and attempt to resolve any claims relating to any Licensed IP or Licensed Trademark, including by (a) prosecuting or defending any inter partes review, post-grant review, covered business method patent review, opposition, derivation, interference, declaratory judgment, federal district court, state court, US Patent and Trademark Office, US International Trade Commission, or other proceeding of any kind, and (b) taking any other lawful action that [***] believes is reasonably necessary to protect, enforce, or defend any Licensed IP or Licensed Trademark. [***] has the right to prosecute or defend any such proceeding in [***] own name or, if required by applicable law or otherwise necessary or desirable for such purposes, in the name of [***], and may join [***] as a party. [***] shall have the right to control the conduct thereof and be represented by counsel of its own choice therein. Notwithstanding the foregoing, if [***] does not bring an action with respect to any commercially significant Third Party infringement within [***] of [***] or earlier notifies [***] in writing of [***], then [***] shall have the right, but not the obligation, to bring such an action and to control the conduct thereof.

2.6.3.       Subject to the subsequent sentence, in the event a Party undertakes the enforcement or defense of any Licensed IP or Licensed Trademark in accordance with Section 2.6.2: (a) such Party will [***]; (b) the other Party shall provide all reasonable cooperation and assistance, at the enforcing Party’s expense, including [***]; (c) in the event [***] undertakes the enforcement or defense, any recovery, damages, or settlement derived from such suit, action, or other proceeding will be [***]; (d) in the event [***] undertakes the enforcement or defense, any recovery, damages, or settlement derived from such suit, action, or other proceeding will be [***]; and (e) such Party may settle any such suit, action, or other proceeding, whether by consent order, settlement, or other voluntary final disposition, without the prior written approval of the other Party, provided that [***] shall not settle any such suit, action, or other proceeding in a manner that [***] without [***] prior written consent [***]. Notwithstanding the foregoing, in the event (i) [***] undertakes the enforcement or defense of any Licensed IP or Licensed Trademark in accordance with Section 2.6.2, and (ii) such enforcement or defense results in a final judgment or settlement [***] exceeds [***], then [***] shall be deducted from [***].

2.6.4.       If any suit, action, or other proceeding alleging invalidity or non-infringement of any Licensed IP or Licensed Trademark is brought against [***] or any Affiliate, [***], at its option, will have the right, within [***] after commencement of such suit, action, or other proceeding, to [***].

2.7.         License of Third Parties’ Rights. In addition to the Company’s obligations pursuant to Section 8.1, in the event it is necessary to obtain a license in the intellectual property rights of the Third Party in order for a Party to utilize any Licensed IP or Licensed Trademarks to conduct activities for which it is responsible as contemplated by this Agreement, [***].

2.8.         Reserved Rights. Company hereby expressly reserves all rights under the Licensed IP and Licensed Trademarks that are not expressly granted to USWM under this Agreement, including, without limitation, rights under (a) the Licensed IP and Licensed Trademarks to research, develop, make, have made, import, use, sell, offer for sale, distribute, promote, market, and otherwise Commercialize the Products outside of the Territory, and (b) the Licensed IP to research, develop, make, have made, import, use, sell, offer for sale, distribute, promote, market, and otherwise commercialize any and all products other than the Products (including any product other than the Products that use any syringe to administer products) worldwide, provided, however, that the Company’s reservation of rights in this Section 2.8(b) does not apply with respect to any products sold in the Territory containing epinephrine or naloxone (but does apply to [***]), and (c) the Licensed IP and Licensed Trademarks to Manufacture, have Manufactured and supply the Products for USWM and its Affiliates pursuant to this Agreement and to make, have made, package and have packaged the Products in the Territory for Company and its Affiliates and licensees for use outside the Territory. If (i) the Company uses the Licensed IP to develop and Commercialize, or permit the Licensed IP to be used to develop and Commercialize any products containing epinephrine or naloxone in [***], or (ii) the Company or any of its Affiliates, directly or indirectly (e.g., by partnering with any Third Party), develops or Commercializes any products containing epinephrine or naloxone in [***], then the Company agrees to [***]. Further, the Company retains the right to reference and use, and grant to Company’s Affiliates and licensees (and their sublicensees) the right to reference and use, all Regulatory Approvals for the Products in the Territory, including the NDA and the documentation comprising the NDA, including all submissions, reports and correspondence relating to the NDA, and all data and information contained or referenced therein (including all data and information from human factors, reliability and biocompatibility studies) as may be necessary or useful (A) to perform Company’s obligations contemplated by this Agreement, and (B) in connection with any of the activities described in Section 2.8(a), (b) and/or (c).

2.9.         No Implied Licenses. Except as set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any patents, patent applications, Know-How or other intellectual property owned or Controlled by the other Party.

2.10.       Mutual Agreements.

2.10.1.       USWM hereby covenants and agrees that during the Term it shall not (and cause its Affiliates not to), either itself or through a Third Party, market, promote, sell or actively offer for sale the Products outside of the Territory. Without limiting the generality of the foregoing, with respect to countries outside of the Territory, USWM shall not (i) engage in any advertising activities relating to the Products directed primarily to customers located outside of the Territory (which excludes any participation in conferences, congresses or scientific or medical meetings held throughout the world) or in the Territory for distribution outside the Territory, or (ii) actively or intentionally solicit orders from any prospective purchaser of the Products for distribution outside of the Territory. To the extent permitted by Applicable Law, if USWM receives any order from a prospective purchaser of the Products in or for a country outside of the Territory, USWM shall immediately refer that order to Company and shall not accept any such order or deliver or tender (or cause to be delivered or tendered) the Products under such order. If USWM is actually aware that a customer or distributor has actively engaged itself or through a Third Party in the sale or distribution of the Products outside of the Territory, then USWM shall, [***], unless otherwise agreed in writing by the Parties.

2.10.2.       Company hereby covenants and agrees that during the Term it shall not (and shall cause its Affiliates, licensees and subcontractors not to), either itself or through a Third Party, market, promote, sell or actively offer for sale the Products in the Territory. Without limiting the generality of the foregoing, Company shall not (i) engage in any advertising activities relating to the Products directed primarily to customers located in the Territory (which excludes any participation in conferences, congresses or scientific or medical meetings held throughout the world) or outside of the Territory for distribution in the Territory, or (ii) actively or intentionally solicit orders from any prospective purchaser of the Products for distribution in the Territory. To the extent permitted by Applicable Law, if Company (or its Affiliates, licensees and subcontractors) receives any order from a prospective purchaser of the Products in or for the Territory, Company shall immediately refer that order to USWM. If Company is actually aware that a customer or distributor has actively engaged itself or through a Third Party in the sale or distribution of the Products in or for the Territory, then Company shall [***].

3.            MANUFACTURING AND supply services.

3.1.         Overview.

3.1.1.       Subject to the terms and conditions of this Agreement, Company shall supply or have supplied to USWM, or its designee, the Products for distribution and sale by USWM, or its Affiliates, in the Territory and Company shall not supply such Products to any Third Party for sale in the Territory. USWM agrees that in no event shall USWM or its Affiliates Manufacture Product, have the Products Manufactured by a Third Party, or purchase the Products from any party other than Company unless otherwise agreed in writing by the Parties. Subject to the terms and conditions of this Agreement, Company shall be responsible for all costs related to Manufacturing and supplying the Products to USWM.

3.1.2.       Except as expressly provided in Sections 3.2, 3.3 and 3.5, USWM makes no guarantee or commitment, directly or indirectly, that USWM will purchase any minimum quantity of the Products under this Agreement, and Company acknowledges that it will not conduct its business in reliance on any such guarantee or commitment.

3.1.3.       The Parties acknowledge and agree that Company will use the Product Manufacturers to Manufacture and supply (including making available to USWM for shipping) the Products to USWM and its Affiliates under this Agreement. As of the Effective Date, the Third Parties listed in Schedule G are the Product Manufacturers. If Company desires to delegate such Manufacturing and supply obligations to a Product Manufacturer other than a Third Party that is listed in Schedule G [***] at any time during the Term, then Company shall [***]. For purposes of clarity, except in the case of [***], it shall be deemed reasonable for [***], if such delegation could [***]. Company shall be responsible for performance of Company’s obligations hereunder to the extent performed on Company’s behalf by such subcontractor as if Company were itself performing such activities. The Parties acknowledge and agree that the terms “Company shall” or “Company will” or the like, shall be deemed to be followed by the words “or the Product Manufacturer, as a subcontractor of Company, will” or “or the Product Manufacturer, as a subcontractor of Company, shall” or “Company shall require that the Product Manufacturer shall” or the like, with respect to Company’s Manufacturing and supply obligations herein.

3.1.4.       Company shall be responsible for all sourcing of all Components used in the Manufacture and Processing of the Products (including API, excipients and primary packaging Components). The Company shall cause the Components to be manufactured under cGMP conditions, as required by Applicable Law, and cause the Drug Master File to be maintained in good standing with the FDA during the Term.

3.2.         Rolling Forecast. By the later to occur of (i) [***] after [***], or (ii) [***] prior to [***], USWM shall submit to Company a rolling [***] forecast of Product that USWM intends to order from Company (the “Rolling Forecast”) for such period commencing on the Launch. The first [***] of each Rolling Forecast shall be binding on the Parties (the “Firm Commitment”). The remaining [***] of each Rolling Forecast shall be non-binding good faith estimates for planning purposes. On or about the [***], USWM shall provide Company with an updated Rolling Forecast of both the revised Firm Commitment and the non-binding good faith estimate.

3.3.         Purchase Order. USWM shall provide purchase orders to Company concurrently with the submission of each Rolling Forecast which collectively represent the quantity of the Products USWM would like Company to deliver to USWM during the Firm Commitment (“Purchase Order”). Each Purchase Order shall specify: (a) USWM’s internal purchase order number, (b) the desired Batch quantity, and (c) the desired date for Delivery.

3.4.         Firm Order. Company shall supply to USWM those quantities of Products ordered by USWM pursuant to any accepted Firm Order within the Firm Commitment. Company shall confirm to USWM each Purchase Order, including quantity, pricing and date for Delivery, in writing (“Order Confirmation”) within [***] after receipt (or within [***] after receipt for a Purchase Order in excess of the Firm Commitment). Each Order Confirmation shall either confirm the delivery date requested in the Purchase Order or provide reasonable alternative date for Delivery. Company may reject any Purchase Order in excess of the Firm Commitment or otherwise not given in accordance with this Agreement; provided, however, that Company shall [***] to supply USWM with quantities of the Products which are in excess of the quantities specified in the Firm Commitment, subject to [***]. For clarity, Company will not be considered in breach or default of this Agreement if it does not supply quantities of the Products which are in excess of [***]. USWM shall have [***] following the receipt of an Order Confirmation, or such longer period as mutually agreed by the Parties, to cancel a Purchase Order; thereafter the Purchase Order, under the terms of the Order Confirmation, shall constitute a binding contact (“Firm Order”). Each Firm Order shall be considered a binding, non-cancellable commitment upon Company to produce and deliver such quantities of the Products on the date for Delivery described there and upon USWM to purchase and pay for such Products; however, the supply, purchase and sale of the Products shall be governed solely by this Agreement and any additional or contrary terms or provisions contained in any Purchase Order, Order Confirmation, Firm Order or similar form or invoice or acknowledgment shall be void and have no force or effect. Product shall be delivered to USWM no more than [***] from [***].

3.5.         Packaging; NDC. Except (i) as may otherwise be agreed by the Parties in writing, and/or (ii) as set forth in Section 3.5.1, Company shall supply USWM with the Products packaged in USWM’s trade dress under USWM’s NDC labeler code. Company shall cooperate with USWM as required to support USWM obtaining its own NDC labeler codes for the Products. USWM shall supply to Company information and materials regarding USWM’s trade dress and NDC labeler codes and any standards and instructions for Product packaging that USWM requests in sufficient time to permit Manufacturing and supply of the Products in accordance with this Agreement. USWM acknowledges that a failure by USWM to provide the requirements for Labels including, but not limited to, USWM trademarks, trade names, packaging graphics, serialization codes and NDC numbers, within the timeframe specified by Company could delay the Delivery of the Launch Quantity. USWM shall be responsible at its sole cost for ensuring that all such information, materials, standards and instructions comply with Applicable Laws. Company shall provide USWM with all documentation regarding the Products reasonably requested by USWM to allow USWM to complete a country of origin evaluation pursuant to Applicable Laws.

3.5.1.       Other Agreements. To the extent that the Parties enter in one or more agreements (“Other Agreements”) with Sandoz Inc. (“Sandoz”) concerning activities relating to the past, present or future commercialization, distribution, marketing or sale of [***] (“Other Products”), as between USWM and Company, (i) [***], and (ii) [***].

3.6.         Delivery Terms.

3.6.1.       Company or the Product Manufacturer shall deliver the Product ExWorks (Incoterms2010) in accordance with the delivery date determined according to Section 3.4 (“Delivery”). For the avoidance of doubt, Company shall not be responsible for the Products in transit, including any cost of insurance or other transport fees for the Products, or any risks associated with transit, storage and handling. Company shall provide delivery information [***]; however, USWM shall be [***], in accordance with the terms of the Quality Agreement.

3.6.2.       If the requested quantity of the Products cannot be delivered on the delivery date determined according to Section 3.4, Company shall notify USWM within [***] of becoming aware of such delivery issue.

3.7.         Documentation. With each shipment of the Products, Company shall, or shall cause its Product Manufacturer to, provide all documentation in the possession or control of Company or the Product Manufacturer as is reasonably required by any Regulatory Authority from time to time in connection with the Manufacture of the Products.

3.8.         Storage. Company shall maintain and store all Product in accordance with the Specifications and Good Manufacturing Practices at all times, pending Delivery to USWM. Company’s actual out of pocket costs incurred to comply with this Section 3.8 shall be [***].

3.9.         Serialization and Coding. Company shall implement Product serialization and coding in accordance with Applicable Laws. USWM and Company will work together to align on implementation. USWM acknowledges that a failure by USWM to provide the requirements for serialization including, but not limited to, GTIN, bar codes, bulk serialization numbers and links between Product Manufacturer and USWM’s third-party logistics (3PL) provider, within the timeframe specified by Company could delay the Delivery of the Products. The cost of setting up the relevant equipment and the capability for online coding, creating unique serial numbers and its aggregations including necessary IT systems required for data storage and data exchange in order to pack the Products to meet the regulations in the Territory shall be borne by Company or its Product Manufacturer.

3.10.       Inspection and Acceptance.

3.10.1.       Company shall test and inspect each Batch of Product for compliance with the Specifications prior to the release and shipment thereof to USWM. Company shall provide a Certificate of Analysis, Certificate of Conformance, Certificate of Release or other Certificate with each shipment of each Batch of Product. The Certificate(s) must evidence that the Product conforms to [***].

3.10.2.       USWM, or a qualified Third Party designated by USWM, may, but is not obligated to, test and inspect the Products after receipt of each Batch of Product. USWM may reject any shipment (or portion thereof) of Product if it does not Conform based on such inspection by written notification to Company within [***] of [***]. USWM shall be deemed to have accepted the Product if USWM fails to give written notice of rejection within [***] of [***], except in the case of [***] in which case such written notice of rejection must be provided within [***]. The written notice of rejection shall be given to Company and shall include identification of the lot number and description of the basis for rejection.

3.10.3.       Following receipt of written notice of rejection of a particular Batch of Product, Company shall notify USWM in writing within [***] of receipt of such notice from USWM whether Company disagrees with the rejection and, if Company does not provide such written notice within such [***] period, Company will be deemed to agree with such rejection. If Company provides written notice of disagreement with the rejection in accordance with the preceding sentence, the following procedures shall apply: the Parties shall review the test results and attempt to reach agreement as to whether or not the Product fails to Conform and if they fail to reach agreement within [***] after delivery of the written notice of disagreement provided by Company to USWM, the Parties shall designate a mutually acceptable Third Party laboratory to make a determination on such matter from a sample obtained from the rejected Batch of Product. The decision of the Third Party laboratory shall be binding on all Parties hereto and all expenses related to such Third Party investigation shall be borne by the Party found to have been mistaken. Should such Third Party laboratory confirm USWM’s claim, Company shall, at USWM’s request, promptly provide USWM with [***].

3.10.4.       If the Parties agree to the rejection of any Batch (or portion thereof) of Product or the Third Party laboratory confirms rejection of any Batch (or portion thereof) of Product, USWM shall return, destroy, or cause to be destroyed any rejected Product to Company at Company’s expense to an address that Company shall designate within [***] of the agreement or Third Party laboratory determination regarding rejection, as applicable, and Company, at USWM’s request, will promptly provide USWM with a credit or refund of the Supply Price for the rejected Product if USWM has already paid Company for such rejected Product or will promptly provide replacement Product to USWM subject to USWM’s payment of the Supply Price for replacement Product unless USWM has already paid Company for such rejected Product, together with [***]. If Company, however, does not agree with USWM’s claim of non-compliance with the Specifications or other defect, USWM shall not be obligated to return the rejected Product to Company until after a final determination is made by a Third Party laboratory that such Product does not comply with the applicable Specifications or is otherwise defective. Absent such designation of address, USWM shall ship rejected Product to the location of the Manufacturing Facility. If the Third Party laboratory determines that the Batch was not correctly rejected, then USWM shall pay Company the Supply Price for such Batch and for any replacement Product (for purposes of clarity, USWM’s payment of the Supply Price for such Batch shall not be a duplicative payment).

3.11.       Supply Price and Payment.

3.11.1.       Solely to the extent otherwise included in the Supply Price (as the term is defined in Section 1.63 hereto), Company shall send an invoice to USWM covering such Firm Order. The Supply Price shall be invoiced in U.S. dollars.

3.11.2.       USWM shall pay each undisputed invoice no later than [***] after receipt of such invoice by USWM. Payments by USWM to Company, including, but not limited to, any final payment by USWM to Company, shall not be deemed as an acknowledgement by USWM that Company has performed properly or that Company has fulfilled its contractual obligations, regardless of whether the respective payments were made with any reservation.

3.11.3.       The Supply Price may be adjusted based on (i) [***], (ii) [***], and (iii) [***] upon [***] prior written notice to USWM; provided, however, that Company shall provide USWM reasonable documentation [***], and USWM may audit such [***] pursuant to Section 3.13.

3.11.4.       During the Term, Company shall [***] to [***].

3.12.       Specifications & Quality.

3.12.1.       Company shall cause the Product Manufacturer to Manufacture the Products in strict conformity with the Specifications. Further, Company represents that, as of the Effective Date and during the Term, the Product Manufacturer holds the required manufacturing authorization pursuant to Applicable Laws for the Manufacture of the Products.

3.12.2.       Within [***], USWM and Company (and/or the Product Manufacturer, as applicable) shall enter into a mutually agreeable Quality Agreement relating to the Products. Company shall maintain a current Quality Agreement and quality control system compliant with the Regulatory Authority for the Products to be delivered hereunder. Such a system shall include [***]. Each Batch of Product to be supplied to USWM hereunder shall be subject to a quality control inspection by Company in accordance with Company’s then current quality assurance standards and the approved Regulatory Filings. In the event a conflict arises between the Quality Agreement and this Agreement, the term contained in the Quality Agreement shall control with respect to quality-related matters relating to the Products.

3.12.3.       [***] modifications, changes, additions or deletions to the (1) [***]; (2) [***]; (3) [***]; (4) [***]; (5) [***]; (6) [***]; (7) [***]; or (8) [***], which Company intends to carry out (hereinafter, “Product Changes”), must be evaluated and documented by [***]. Prior to implementation of any material Product Change, and in any event, within [***] from [***], Company agrees to provide reasonable notice to USWM in writing of such change and Company shall consider in good faith any input timely provided by USWM regarding any Product Changes. Reasonable notice applies in (1) circumstances in which [***], and (2) circumstances where [***]. In such circumstances, following reasonable notice, USWM shall be informed of [***]. If appropriate and upon considering in good faith timely input provided by USWM, Company shall [***].

3.12.4.       Company is responsible for storing and maintaining retention samples of each Batch of Product produced for USWM for [***] in accordance with Good Manufacturing Practices and the terms of the Quality Agreement. Company will take measures to ensure that the quantity of retention samples shall be of sufficient quantity [***].

3.12.5.       Company shall be responsible for the testing and generation of stability data for the Products in accordance with the cGMP and ICH guidelines.

3.12.6.       Company shall be responsible for confirming that all facilities (including the Manufacturing Facility), utilities, equipment and the processes utilized to Manufacture the Products are satisfactorily validated according to the guidelines of all applicable Regulatory Authorities, Applicable Laws, and cGMP.

3.12.7.       Records which include the information relating to the Manufacturing, packaging and quality operations for each Batch of Product shall be prepared by Company for each lot at the time such operations occur. Such records shall be prepared in accordance with Applicable Laws and Company’s standard operating procedures. Company shall keep Batch Records, and all associated batch documentation (i.e., deviations, testing data, testing results, Batch release documentation, etc.), for each Batch of Product until the later of (i) the period of time required by Applicable Law, or (ii) [***].

3.13.       Manufacture and Supply Records; Audit Rights.

3.13.1.       Company shall maintain (a) complete, accurate and systematic written records of the Manufacture and supply of the Products in the Territory to USWM, and (b) records relating to quality and Manufacturing processes and control steps. Such records shall be maintained for a period of at least [***] or longer if required under Applicable Laws or the Quality Agreement.

3.13.2.       On reasonable prior notice, Company shall allow employees or authorized representatives of USWM and/or its Affiliates to perform an audit of any documents, records or any facility, including the Manufacturing Facility, involved in the Processing or Manufacturing of the Products, including, but not limited to, any such documents and records and facility related to the API and Product intermediates, subject to the following sentence with respect to subcontractors. In case that any subcontractor is involved (including, without limitation, any Product Manufacturer), Company shall (i) upon request, provide USWM and/or its Affiliates with the report of the audits carried out by or on behalf of Company of any such subcontractor or any other documents and information necessary for USWM to verify compliance of such subcontractors with Applicable Laws and this Agreement; and (ii) use [***] to cause [***].

3.13.3.       USWM shall also have the right to conduct “for-cause” audits to address significant Product or safety concerns as discovered through Product failures related to the Manufacture of the Products. Product failures shall include [***]. USWM shall notify Company in writing in advance of the audit and thereafter, with Company’s reasonable assistance, the Product Manufacturer and USWM shall mutually determine the timing of the audit.

3.13.4.       In the event Company’s (or its Product Manufacturer’s) Manufacturing, packaging, testing or storage facility(ies), including the Manufacturing Facility, producing the Products is/are inspected by representatives of any Regulatory Authority in connection with Company’s (or its Third Party contractor’s) Manufacture of the Products, Company will notify USWM promptly upon learning of such inspection, and will, to the extent permitted by Applicable Laws and Company’s agreements with its Third Party contractors, supply USWM with copies of any correspondence or communications or portions thereof which relate to the Products.

3.14.       Manufacturing Facility. As of the Effective Date, the Manufacturing Facility is deemed to be Catalent [***]. As of the Effective Date, the Manufacturing Facility has any and all Regulatory Approvals required for the Manufacture, Labeling, packaging, and exportation of the Products in accordance with the Specifications, cGMP and Applicable Laws, and thereafter Company will use [***] to ensure that the Manufacturing Facility shall maintains any and all such Regulatory Approvals.

4.            COMMERCIALIZATION.

4.1.         Commercialization. USWM shall Commercialize the Products in the Territory in accordance with Applicable Law and shall use [***], including [***], to Commercialize the Products in the Territory in accordance with [***].

4.2.         Joint Project Team.

4.2.1.       Formation. Promptly after the Effective Date, the Parties will form a Joint Project Team (“JPT”) comprised of [***] representatives from Company and [***] representatives from USWM. [***].

4.2.2.       Purposes. The purpose of JPT meetings will be to discuss the Launch and Commercialization of the Products according to the applicable provisions of this Agreement, including planned Commercial Efforts, improvements to [***], as well as [***]. Additionally, the JPT shall discuss and approve the Sales and Distribution Allocation for the future Marketing Year.

4.2.3.       Disputes. The JPT will operate [***]. The decisions made and the actions taken by the JPT will be made with the interests of both Parties duly considered in good faith. Subject to the terms of this Agreement and Applicable Law, the decisions of the JPT will be made in accordance with the discretion and business judgement of the members thereof. [***].

4.2.4.       Limited Authority. For purposes of clarity, the failure of the JPT in [***] will not be deemed to constitute a breach of this Agreement by either Party. In no case shall the JPT have any authority to (i) [***], (ii) [***], (iii) [***], and/or (iv) [***].

4.2.5.       Company Elected Increase. If the JPT is unable to [***], the Company may elect, at its sole discretion, to [***].

4.2.6.       Meetings. The JPT will meet in person or by teleconference on a quarterly basis, or at such other frequency as the JPT agrees. The Parties will agree upon the time and place of such meetings. Within [***] days after each meeting, [***].

4.3.         Sales and Distribution; Returns. USWM shall be responsible for handling all returns, recalls, order processing, invoicing and collection, distribution, and/or receivables for the Products Commercialized by USWM in the Territory pursuant to this Agreement. The cost of any recall shall be allocated pursuant to Section 5.3. USWM shall book all sales of the Products in the Territory.

4.4.         Pricing. The JPT will discuss pricing strategy in general, however, USWM will have final discretion in determining the pricing, terms of sale, marketing, and selling decisions for the Products in the Territory.

4.5.         Advertising and Promotional Materials.

4.5.1.       Excepting for such advertising and Promotional Materials, if any, which are provided to USWM by the Company, USWM shall prepare and produce all Promotional Materials for Commercialization of the Products in the Territory. In relation to the Products, USWM shall determine the manner in which information will be presented and described to the medical community in any Promotional Materials or other materials related to the Products for sale in the Territory. USWM shall own all right, title and interest in and to any and all such Promotional Materials it develops, including all applicable copyrights, trademarks (other than the Licensed Trademarks, which are licensed to USWM under Section 2.4), program names and domain names for Products to be sold by USWM in the Territory. For purposes of this Agreement, “Promotional Materials” means all sales, marketing, and advertising materials as defined in the Act for the Products to be sold by USWM in the Territory.

4.5.2.       USWM shall be solely responsible for developing, filing and making decisions with respect to all Promotional Materials and associated regulatory materials, including all filings and interactions with the FDA’s Office of Prescription Drug Promotion (“OPDP”). The Parties shall jointly notify the FDA of Company’s delegation of such responsibility for the Products to be sold by USWM in the Territory to USWM. USWM shall provide Company with a copy of each such filing promptly after submission thereof. For the avoidance of doubt, USWM will retain exclusive authority and responsibility for the filing of Promotional Materials with the FDA on Form 2253 (or such other form as required by the FDA) or as otherwise required by, or permitted under, Applicable Laws. USWM shall promptly, but in any case, within three (3) Business Days of receipt, provide Company with complete copies of all material correspondence relating to Promotional Materials for the Products with Regulatory Authorities, including OPDP.

4.5.3.       USWM Trademarks. All trademarks, trade names and packaging graphics owned or licensed by USWM and intended to be used in connection with the Products will be chosen by USWM in its sole discretion. Additionally, in the event the Licensed Trademark(s) cannot be used in connection with the Commercialization of the Products in the Territory because of legal, safety and/or regulatory reasons, USWM shall select and work with Company to obtain regulatory acceptance for an alternative trademark or trade name for such use and shall file and register appropriate registrations for such trademark with the USPTO. USWM shall own such alternative trademark and all goodwill associated therewith.

4.6.         Medical Information. USWM shall determine procedures for responding in a consistent manner to medical information requests on the Products in the Territory. USWM shall be solely responsible for responding to all medical information requests and for providing support and responding to product and medical complaints relating to the Products in the Territory; provided, that, Company shall cooperate with and assist USWM upon USWM’s reasonable request with regards to such activities.

5.            regulatory matters.

5.1.         Regulatory Approval; Regulatory Authority Communications.

5.1.1.       Except as otherwise mutually agreed by the Parties, Company will be responsible for all regulatory and registration activities for the Products in the Territory at Company’s sole cost and expense (except as set forth in Section 4.5.2), including, but not limited to, being solely responsible for interacting with FDA for the purpose of obtaining and maintaining the Regulatory Approval for the Products. Except as otherwise mutually agreed by the Parties, Company shall be responsible for conducting all nonclinical and clinical studies; device design and testing; chemistry, manufacturing and controls related activities, and manufacturing process validations necessary for Regulatory Approval or required by a Regulatory Authority as a condition to, or in connection with the grant or maintenance of a Regulatory Approval, encompassing both registration and post-marketing commitment/ requirement activities. At each meeting of the JPT, Company will present and discuss the status of all of the registration and/or post-marketing commitment/requirement activities that Company has performed or caused to be performed pursuant to this Section 5.1.1 since the last meeting of the JPT. Company shall perform any work necessary in response to FDA deficiencies connected with initial registration, application supplement, or post-marketing commitment/requirement and Company shall keep USWM informed of the status of all such activities on a regular basis.

5.1.2.       In addition to the requirements set forth in 5.1.1, Company shall provide USWM with written notice of meetings with the FDA regarding the Products. Company shall consider in good faith any input timely provided by USWM regarding regulatory activities relating to the Products in the Territory and will promptly update USWM on the results of such regulatory activities. Upon request, Company shall promptly provide to USWM complete copies of all material correspondence with Regulatory Authorities regarding the Products.

5.1.3.       Company acknowledges that it is not authorized to and agrees that it shall not interact directly with government agencies, entities or authorities on behalf of USWM without the prior written authorization of USWM. In the event that such interaction with government agencies, entities or authorities is authorized in writing, it is agreed that certain due diligence, additional inquiries, and potentially other agreed upon measures will be required prior to or coincident with such authorization being granted and that this Agreement may also need to be amended to include certain standard provisions including regular satisfactory reviews and updated due diligence by USWM and its agents relating to Company.

5.2.         Regulatory Costs. Company shall be responsible for paying all regulatory fees that are payable to a Regulatory Authority relating to the Products, including, without limitation, the PDUFA program user fee for the Products (and any other similar or related fees required by similar laws, rules or regulations, including any annual fees owed to any Regulatory Authority with respect to the Products).

5.3.         Product Withdrawals and Recalls.

5.3.1.       The Parties agree that each Party shall consult with the other Party and the Parties shall jointly cooperate in all recalls, but that Company shall be responsible for providing proper notification of a Product recall or Product withdrawal to the applicable Regulatory Authority(ies). With respect to the Products Commercialized by USWM in the Territory, in the event that: (a) any Regulatory Authority in the Territory issues a request, directive or order that Product be recalled or retrieved; (b) a court of competent jurisdiction orders that Product be recalled or retrieved; or (c) USWM reasonably determines, after reasonable, good faith discussion with Company, that Product should be recalled or retrieved, USWM shall promptly notify Company of such event and both Parties shall cooperate in relation to the recall. USWM shall be responsible for the final recall decision, communication to the public, and the logistic process regarding returned goods.

5.3.2.       [***] shall be responsible for administering any recall and [***] shall bear the cost of a recall and shall reimburse [***] for [***], in each case including [***], unless the recall is determined to be caused by [***], in which event [***] shall bear the cost of that recall and shall reimburse [***] for [***].

5.4.         Safety Reporting. Within [***], the Parties shall enter into a mutually agreeable, commercially reasonable pharmacovigilance agreement for the purpose of providing detailed procedures regarding the exchange of safety data and information regarding the Products and for ensuring compliance with reporting requirements of Regulatory Authorities (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement shall provide, among other things, that Company shall (at its sole cost) be, or shall cause a Third Party to be, responsible for maintaining the safety database for the Products and reporting safety-related information to the FDA; provided, that, Company shall be responsible for performance of Company’s obligations under the Pharmacovigilance Agreement to the extent performed on Company’s behalf by such Third Party as if Company were itself performing such activities. [***] will be [***] responsible for [***] incurred by [***] related to [***]. In the event a conflict arises between any pharmacovigilance term in this Agreement and a term in the Pharmacovigilance Agreement, the term contained in the Pharmacovigilance Agreement shall prevail.

5.5.         Compliance with Government Pricing, Government Programs and State/Federal Pricing Transparency Regulations. USWM shall be solely responsible for all federal, state and local government purchasing, pricing or reimbursement programs and private purchasing, pricing or reimbursement programs with respect to the Products sold by USWM pursuant to this Agreement, including taking all necessary and proper steps to execute agreements and file other appropriate reports and other documents with Regulatory Authorities and private entities necessary for coverage of the Products under state, federal or other health care programs and to list the Products under such agreements as appropriate. USWM shall be responsible for categorizing the Products under federal, state and local government pricing or reimbursement programs in the Territory. USWM shall respond to all state and federal regulations on pricing transparency. In connection with the foregoing, Company will promptly provide USWM with any information and supporting documentation with respect to the Products, which is within Company’s possession or control, that is required to support all government pricing calculations including product classifications, baseline AMP value and period or state/federal regulations/legislation related to government pricing, Medicaid liabilities or pricing transparency regulations (current and future).

6.            FINANCIALS.

6.1.         Milestone Payments. During the Term, USWM will make: (a) the one-time, non-refundable, non-creditable Near-Term Milestone Payments, and (b) the one-time, non-refundable, non-creditable Commercial Milestone Payments, both set forth on Schedule B and Schedule C, respectively (collectively the “Milestone Payments”) to the Company upon successful completion of the corresponding milestone events. Each Party shall promptly notify the other Party upon the occurrence of a milestone (as applicable) which may occur prior to the completion of a Quarterly Report referenced in Section 6.2.2 below, and the Company shall thereafter issue an invoice to USWM for the applicable Milestone Payment. Milestone Payments shall be due as described in Schedule B and Schedule C.

6.2.         Net Profit Sharing.

6.2.1.       Net Profit Allocation Percentages. Except as otherwise provided herein, during the Term of this Agreement, Company will be entitled to a payment from USWM equal to its allocated percentage of Net Profit Share, as more fully set forth on Schedule B attached hereto. USWM shall retain the remaining percentage of Net Profit Share.

6.2.2.       Net Profit Share Payments. All Net Profit Share allocation payments made by USWM to Company will be made on a quarterly basis. Within [***] after the end of an applicable Calendar Quarter, USWM shall provide Company with a report showing units sold, Net Sales, deductions from Net Sales, the Net Profit Share allocations and [***] (“Quarterly Report”). Within [***] after the end of the applicable Calendar Quarter (such date, the “Quarterly Payment Date”), USWM shall provide Company with a cash payment equal to the Net Profit Share stated in the latest Quarterly Report.

6.2.3.       Accelerated Net Profit Share Payments. In the absence of [***], beginning with [***], USWM shall pay [***] to the Company as defined in Schedule B until [***]. After such [***], the [***] will revert to [***]. If [***] precedes [***], then no Accelerated Net Profit Share Payments shall be due, however, [***].

6.2.4.       [***] Reports. In addition to the quarterly reports described in Section 6.2.2, within [***] after [***], USWM shall provide Company with a report (in Microsoft excel format or any other format reasonably agreed to by the Parties) that includes (i) [***], and (ii) [***].

6.3.         Branded Prescription Drug Fees. By means of [***], the Parties shall [***] any applicable Annual Branded Prescription Drug Fees owed with regard to the Products, including under Section 9008 of the Patient Protection and Affordable Care Act (ACA), Public Law 111-148 (124 Stat. 119 (2010)), as amended by section 1404 of the Health Care and Education Reconciliation Act of 2010 (HCERA), Public Law 111-152 (124 Stat. 1029 (2010)), or any successor laws (the “Branded Pharma Fee”). Each [***], USWM shall [***]. Such amount is subjected to [***].

6.4.         Taxes. All amounts payable by USWM to Company under this Agreement are exclusive of any tax, levy or similar governmental charge that may be assessed by any jurisdiction, whether based on gross revenue, the Manufacturing, sale, storage, Delivery, possession or use of the Products, the execution or performance of this Agreement or otherwise. If any payment under this Agreement by USWM to Company is subject to withholding tax under Applicable Law, USWM shall have the right to withhold any and all such taxes, which shall be paid to the appropriate taxing authority for the account of Company and such payments to Company shall be net of the applicable withholding taxes. USWM shall provide to Company appropriate proof of payment of any and all taxes so withheld. The Parties agree to cooperate to minimize any withholding taxes (including providing each other with any exemption certificates or other documentation establishing that no taxes are due, or such taxes are due at a reduced rate). Additionally, all charges made by Company to USWM hereunder for the supply of the Products is exclusive of any sales, use, value added, or similar tax customarily borne by a purchaser (“Sales Taxes”). If Company has a legal obligation to collect or charge Sales Taxes, [***] and [***]. Other than as provided in this Section 6.4, each Party shall be responsible for its own taxes, including but not limited to any tax, fee, assessment or other charge based on or measured by the capital or net income, or any other tax imposed by any jurisdiction.

6.5.         Financial Records; Audits.

6.5.1.       During the Term, the Parties shall maintain complete and accurate Books and Records for the purpose of determining the amounts paid or payable pursuant to this Agreement. Such Books and Records shall be kept for such period of time required by Applicable Laws, but no less than at least [***]. Such records shall be subject to inspection in accordance with Section 6.5.2.

6.5.2.       Upon [***] prior written notice and no more than [***] for each category of costs or revenues, a Party (“Audited Party”) will permit its Books and Records for the prior calendar year to be examined for any cost, expense, Supply Price, Net Sales or Net Profit for which it may owe a payment to the other Party [***], during normal business hours, by an independent auditor appointed by the other Party (“Auditing Party”) and reasonably acceptable to the Audited Party, and at the Auditing Party’s expense (and the Auditing Party shall not compensate such auditor on a contingent fee basis), to the extent necessary to verify the accuracy of the amounts paid by the Audited Party to the Auditing Party pursuant to this Agreement. Any information received as a result of such inspection will be maintained as the Audited Party’s Confidential Information. In the event that an examining auditor concludes any underpayment or overcharging by any Party, the auditor will specify such underpayment or overcharging in a written report, along with the information on which such conclusion is based. This report will be shared promptly with the Audited Party. The underpaying or overcharging Party shall remit such underpayment or reimburse such overpayment to the underpaid or overcharged Party within [***] of the date of such report, provided, that if a Party disputes the conclusion of the auditor, the Parties will attempt to resolve the dispute according to Section 12.3. Further, if the audit for an audited period shows an underpayment or an overcharge by any Party for that period in excess of [***] of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Party conducting the audit, for its respective audit fees and reasonable out-of-pocket costs in connection with such audit, which reimbursement shall be made within [***] after receiving appropriate invoices and other support for such audit-related costs.

6.6.         Disclaimer. Notwithstanding USWM’s obligations to meet the Commercial Efforts set by the JPT, Company acknowledges that USWM makes no further representation, warranty or covenant, either express or implied, that (a) USWM will succeed in Commercializing the Products in the Territory, (b) the Products will achieve any particular sales level, or (c) achievement of any Commercialization Plan guarantees the achievement of any particular future sales level within any given period of time, if at all.

7.            REPRESENTATIONS AND WARRANTIES.

7.1.         Corporate Power. Each Party hereby represents and warrants that such Party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

7.2.         Due Authorization. Each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder throughout the term of this Agreement. Each Party hereby represents and warrants that the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary organizational action of the Party.

7.3.         Binding Obligation. Each Party hereby represents and warrants that this Agreement, when executed, is a legal and valid obligation binding upon it and is enforceable against that Party in accordance with its terms. The execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over it.

7.4.         Compliance with Applicable Laws. Company represents, warrants and covenants to USWM that (i) it has complied, and is now complying, with all Applicable Laws applicable to the conduct of the Business as currently conducted or the ownership and use of the Products, and (ii) it shall, at all times, comply with all Applicable Laws in its performance of its obligations pursuant to this Agreement. USWM represents, warrants and covenants to Company that it shall, at all times during the term of this Agreement, comply with all Applicable Laws in its performance of its obligations pursuant to this Agreement.

7.5.         Additional Company Representations and Warranties. Company hereby represents and warrants that:

7.5.1.       The Licensed Patents listed on Schedule A represent all Patents that Company or its Affiliates Control that are necessary or useful for the Manufacture or Commercialization of the Products in the Territory for the duration of the term of this Agreement. As of the Effective Date, to Company’s knowledge, all of the Licensed IP and the Licensed Trademarks are valid and enforceable.

7.5.2.       Company is, and shall remain for the Term of this Agreement, the sole and exclusive owner of the entire right, title and interest in and to the Licensed IP and the Licensed Trademarks.

7.5.3.       Company has, and shall continue to have for the Term of this Agreement, the right to the Licensed IP and the Licensed Trademarks to grant the licenses to USWM that are granted hereunder.

7.5.4.       Company has not granted, and will not grant during the Term, to any Third Party any license, lien, option, encumbrance, or other contingent or non-contingent right, title or interest in or to the Licensed IP or Licensed Trademark(s) (each, an “Encumbrance”) that conflicts with the licenses granted to USWM hereunder or would materially impair USWM’s rights hereunder regarding the Licensed IP or Licensed Trademark(s). For avoidance of doubt, Company may grant an Encumbrance in or to the Licensed IP or Licensed Trademark(s) to a lender or other similar Third Party (in either case, solely to the extent such Third Party is not in the business of developing or commercializing pharmaceutical products) provided that such Encumbrance does not materially impair USWM’s rights hereunder regarding the Licensed IP or Licensed Trademark(s).

7.5.5.       As of the Effective Date, Company has not received any notice that has not been resolved from a Third Party alleging that (i) the practice of the Licensed IP or the Licensed Trademark(s) infringes or may infringe such Third Party’s intellectual property right, or (ii) Development or Manufacturing of the Products by Company infringes or misappropriates the intellectual property rights of any Third Party.

7.5.6.       As of the Effective Date, to Company’s knowledge there is no actual or threatened infringement by a Third Party of any of the Licensed IP or the Licensed Trademark(s) licensed to USWM hereunder.

7.5.7.       As of the Effective Date, there is no settled, pending, or unresolved action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the best of Company’s knowledge, threatened against Company in connection with the Products or any of the Licensed IP or Licensed Trademark(s) licensed to USWM hereunder, in each of the above cases which would reasonably be expected to impair, restrict or prohibit the ability of USWM or Company to perform its obligations and enjoy the benefits of this Agreement.

7.5.8.       Company has complied in all material respects with all Applicable Laws in connection with the prosecution of the Licensed IP, including any disclosure requirements of the United States Patent and Trademark Office, and has timely paid all filing and renewal fees payable with respect thereto.

7.5.9.       Company is in material compliance with all agreements (i) with the Product Manufacturers, and (ii) with all other Third Parties applicable to this Agreement. To the best of its knowledge, Company is not aware of any threatened material breach or termination to any of the foregoing contracts.

7.5.10.     Each Product delivered to USWM will be conveyed with good title, free and clear of all encumbrances.

7.5.11.     As of the Effective Date, the estimated Supply Prices for each Product set forth in Schedule E are accurate and otherwise consistent with the terms and conditions of Company’s agreements (i) with the Product Manufacturers, and (ii) with all other applicable Third Parties.

7.6.         Additional USWM Representations and Warranties.

7.6.1.       In the performance of its obligations and activities under or contemplated by this Agreement, USWM shall comply and shall use [***] to cause its employees and contractors and those of its Affiliates that are engaged in Commercialization of the Product in the Territory (but not any other Affiliates of USWM) to comply with all Applicable Laws, including without limitation Applicable Laws regarding corruption, bribery, kickbacks, ethical business conduct, fraud and money laundering.

7.7.         Disclaimer. Except as expressly set forth in this Agreement, neither Party makes any warranties, express or implied, including, without limitation, as to DESIGN, merchantability, fitness for a particular purpose, OR NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, or any other matter concerning the commercial utility of the Products.

8.            INDEMNIFICATION; LIABILITY.

8.1.         Company Indemnification. Company shall indemnify, defend and hold USWM Indemnified Parties harmless from and against any Liability paid or payable by USWM Indemnified Parties to a Third Party as a result of any Claim that results from, arises out of or is based upon: (a) the inaccuracy or breach of any of the representations, warranties, covenants, obligations or agreements made by Company in this Agreement, the Pharmacovigilance Agreement, or the Quality Agreement; (b) the negligence or willful misconduct of Company, its Affiliates, officers, directors, agents, and employees relating to this Agreement; (c) the Development, Processing or Manufacturing of the Products by or on behalf of Company pursuant to this Agreement; (d) any Product Liability Claim involving a failure to warn claim, a Product manufacturing defect (i.e., non-Conforming Product) or a Product design defect; (e) any failure to supply penalties incurred by USWM from any of USWM’s customers as a result of Company’s failure to provide the Products in accordance with this Agreement unless caused by any negligent action or omission of USWM, (f) any infringement of the Intellectual Property Rights of a Third Party; in each case, except to the extent to, or for matters for, which USWM would be required to indemnify Company Indemnified Parties under Section 8.2, or (g) the conduct or operation of the Business or other ownership, use or license of the Products before, or in respect of periods preceding, the Effective Date.

8.2.         USWM Indemnification. USWM shall indemnify, defend and hold Company Indemnified Parties harmless from and against any Liability paid or payable by Company Indemnified Parties to a Third Party as a result of any Claim that results from, arises out of or is based upon: (a) the inaccuracy or breach of any of the representations, warranties, covenants, obligations or agreements made by USWM in this Agreement; (b) the negligence or willful misconduct of USWM, its Affiliates, officers, directors, agents and employees relating to this Agreement; or (c) the Commercialization of the Products by or on behalf of USWM or its Affiliates; in each case, except to the extent to, or for matters for, which Company would be required to indemnify USWM Indemnified Parties under Section 8.1.

8.3.         Prompt Notice Required. A Company Indemnified Party or USWM Indemnified Party, as applicable (the “Indemnitee”) seeking indemnification pursuant to this Section 8 shall give prompt notice (but in any event no later than as reasonably practicable after such Indemnitee becomes aware of such Third Party claim in order to allow the Indemnitor to attempt to resolve the claim with the respective Third Party) of the matter which may give rise to such claim to the Party against whom indemnification may be sought (the “Indemnitor”); provided, however, that the failure to notify the Indemnitor shall not relieve it from any liability that it may have to the Indemnitee otherwise unless the Indemnitor demonstrates that the defense of the underlying Claim has been materially prejudiced by such failure to provide timely notice. Such notice shall request indemnification and describe the Liability and Claim giving rise to the request for indemnification, and provide relevant details thereof. The Indemnitor shall notify the Indemnitee no later than thirty (30) days from such notice of its intention to assume the defense of any such Claim. If the Indemnitor fails to give the Indemnitee notice of its intention to defend any such Claim as provided in this Section 8.3, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor’s expense, and defend, settle or otherwise dispose of such Claim with the consent of the Indemnitor, not to be unreasonably denied, withheld, conditioned or delayed.

8.4.         Indemnitor May Settle. The Indemnitor shall at its expense, have the right to control, through counsel satisfactory to the Indemnitee (such satisfaction of Indemnitee shall not be unreasonably denied, withheld, conditioned or delayed), any Claim or Liability which is or may be brought in connection with all matters for which indemnification is provided hereunder, including without limitation the right to settle or defend. In such event the Indemnitee of the Claim or Liability in question and any successor thereto shall permit Indemnitor’s counsel and independent auditors, to the extent relevant, full and free access to its Books and Records and otherwise fully cooperate with the Indemnitor in connection with such Claim or Liability; provided, however, that (i) the Indemnitee shall have the right fully to participate in such defense at its own expense; (ii) the Indemnitor’s counsel and independent auditors shall not disclose any Confidential Information of the Indemnitee to the Indemnitor without the Indemnitee’s consent, except as permitted pursuant to Section 10.2; and (iii) access shall only be given to the Books and Records that are relevant to the Claim or Liability at issue. Any defense arguments and proceedings by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitee of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Claim or Liability in question. The Indemnitor shall have the right to settle or compromise any Claim against the Indemnitee without the consent of the Indemnitee provided that the terms thereof: (a) provide for the unconditional release of Claims and/or Liabilities against the Indemnitee; (b) require the payment of compensatory monetary damages by Indemnitor only; and (c) expressly state that neither the fact of settlement nor the settlement agreement shall constitute, or be construed or interpreted as, an admission by the Indemnitee of any issue, fact, allegation or any other aspect of the Claim being settled. In all other cases, the Indemnitee and Indemnitor must agree to enter into any proposed settlement, which shall not be unreasonably denied, withheld, conditioned or delayed. No Indemnitee shall pay or voluntarily permit the determination of any Liability which is subject to any such Claim while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably denied, withheld, conditioned or delayed.

8.5.         Assistance. Each Party shall use Commercially Reasonable Efforts to provide all relevant information in its possession and reasonable assistance to the other Party as necessary to enable the other Party to defend any Claim. Nothing herein shall prevent the Indemnitee from retaining counsel of its choice, at such Indemnitee’s expense, to monitor the defense, trial, or settlement of a Claim, and the Indemnitor and its counsel shall reasonably cooperate with such Indemnitee counsel.

8.6.         Limitation of Liability. To the FULLEST extent permitted by Applicable Law, neither Party shall be LIABLE TO the other Party OR ANY OTHER PERSON FOR any special, incidental, consequential or punitive damages in connection with this Agreement except to the extent that a Party is solely seeking reimbursement for such damages paid to a Third Party and such reimbursement is covered by the indemnification provisions of this Agreement; and provided that this Section 8.6 shall not be construed to limit a Party’s right to special, incidental or consequential damages for the other Party’s breach of Section 10.

9.            INSURANCE.

9.1.         Parties’ Insurance. Each Party, at its sole cost, at all times during [***], maintain the insurance coverages with the minimum limits as set forth below. Notwithstanding the foregoing, to the extent USWM [***] USWM shall use [***]. Insurance shall be purchased from insurance companies licensed to do business within the state or country where any Manufacturing work is being performed and rated A.M. Best A-VIII or better. It is also understood and agreed that any deductibles associated with the insurance coverage set forth below shall be assumed by the Party at its sole cost. Within [***], each Party shall provide the other Party with proof of insurance demonstrating its compliance with the obligations of this Section 9.

a.	Statutory Workers’ Compensation insurance, including occupational disease, as required by the State(s) in which workers are located;

b.	Employer’s Liability insurance in the amount of [***];

c.	Commercial General Liability insurance, including Contractual Liability, with a combined single limit of not less than [***], and [***]; and

d.	Product Liability Insurance, including Products/Completed Operations insurance, of not less than [***], and [***] in the aggregate.

9.1.1.       All insurance coverage required of Parties will be primary and not concurrent or excess over any insurance or self-insurance program carried by a Party, and will have no recourse to any self-insured program or insurance program carried by a Party.

9.1.2.       By requiring Parties to maintain insurance, neither Party represents that coverage and limits required will be adequate to fund all Liabilities for which Parties may be liable. The limits of insurance coverage shall not affect or limit the liability or indemnity obligations of the Parties stated elsewhere in this Agreement or as required by Applicable Law.

9.1.3.       All required insurance coverage of Parties will be maintained without interruption during the Term of this Agreement.

9.2.        Maintenance Covenant. Each Party represents, warrants and covenants that nothing has or will be done or be omitted to be done that may result in any of the said insurance policies being or becoming void, voidable or unenforceable during the Term or any Renewal Term of this Agreement.

10.          CONFIDENTIALITY.

10.1.       Obligations. Each Party acknowledges that it may receive Confidential Information of the other Party in the performance of this Agreement. Each Party shall safeguard and hold such information received by it from the other Party in confidence by using such reasonable precautions as it normally takes with its own confidential and proprietary information, but in no event less than a reasonable degree of care, and each Party shall limit disclosure of the furnishing Party’s information to those employees and consultants of the receiving Party and its Affiliates who are informed of and understand the confidential nature thereof and are bound by non-disclosure and non-use obligations no less restrictive than those set forth in this Agreement. To the extent that such employees or consultants take an action, or fail to take an action, that would constitute a breach of such confidentiality or non-use obligations by such employee or contractor (as if such employee or contractor were a party to this Agreement), it will constitute a breach of such obligations as if a Party had taken, or failed to take, such action itself. Each receiving Party shall not, directly or indirectly, disclose, publish or use for the benefit of any Third Party or itself, except in exercising its rights and carrying out its duties hereunder or as otherwise provided in this Section 10, any Confidential Information of the other Party, without first having obtained the furnishing Party’s prior written consent to such disclosure or use. This restriction shall not apply to any information within the following categories: (i) information that is known to the receiving Party or its Affiliates prior to the time of disclosure to it, to the extent evidenced by written records or other competent proof; (ii) information that is independently developed by employees, agents, or independent contractors of the receiving Party or its Affiliates without reference to or reliance upon the information furnished by the disclosing Party, as evidenced by written records or other competent proof; (iii) information disclosed at any time to the receiving Party or its Affiliates by a Third Party that has a right to make such disclosure; or (iv) any other information that is or becomes part of the public domain through no fault or negligence of the receiving Party.

10.2.       Required Disclosures. The receiving Party shall also be entitled to disclose the other Party’s Confidential Information (i) that is required to be disclosed in compliance with Applicable Law or regulations (including, without limitation, to comply with SEC, NASDAQ, NYSE or similar stock exchange disclosure requirements) or by order of any governmental body or a court of competent jurisdiction, or (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement; provided, however, that, in both cases, the Party disclosing such information shall, if practicable, promptly notify the other Party in advance of any required or necessary disclosure and shall use Commercially Reasonable Efforts to obtain confidential treatment of such information by the agency or court or other disclosee, and that, in the case of disclosures under (i), shall (a) provide the other Party with prompt prior notice of the proposed disclosure such that the other Party may seek a protective order or other appropriate remedy, (b) provide the other Party with a copy of the proposed disclosure in sufficient time to allow reasonable opportunity to comment thereon, and (c) disclose only that portion of the Confidential Information that, in the opinion of its legal counsel, must be disclosed pursuant to Applicable Law.

10.3.       Use of Information. Each Party shall only use, and direct each of its Affiliates to only use, any Confidential Information obtained by it from the other Party or their respective Affiliates, pursuant to this Agreement or otherwise, solely in connection with the transactions contemplated hereby.

10.4.       Return of Information. Upon the earlier of expiration or termination of this Agreement, the receiving Party shall, if requested by the disclosing Party, return or destroy all Confidential Information of the disclosing Party including copies and extracts thereof; provided, that the receiving Party shall not be required to return or destroy any electronic copy of Confidential Information created pursuant to its standard electronic backup and archival procedures. Notwithstanding the foregoing, the receiving Party may retain one copy of any Confidential Information of the disclosing Party to the extent required to defend or maintain any litigation relating to this Agreement, comply with legal or regulatory requirements or established document retention policies, or to demonstrate compliance with this Agreement. Notwithstanding the return or destruction of the Confidential Information (or the retention of any Confidential Information pursuant to the preceding sentence) the Parties shall continue to be bound by its obligations of confidentiality and non-use hereunder. Each Party’s obligations of confidentiality and non-use shall extend during the Term and for a period of [***] from the expiration or termination of this Agreement.

10.5.       Publicity. The Parties may mutually agree to issue a joint press release substantially, in a form agreed by the Parties, as of the Effective Date or as promptly as practicable following the Effective Date. Each agrees to consult with the other Party reasonably and in good faith with respect to the text and timing of any publicity, news release or public announcement, written or oral, whether to the public, the press, stockholders or otherwise, referring to the terms or existence of this Agreement, the subject matter to which it relates, the performance under it or any of its specific terms and conditions, prior to any such disclosure. Either Party may make, such reasonable announcements or disclosures to securities exchanges or other applicable agencies as it determines (based on advice of the legal counsel for the Party making such announcement) are required by Applicable Law, including United States securities laws, rules or regulations, or market disclosure. Each Party shall provide the other Party with advance notice of legally required disclosures and shall reasonably consider input from the other Party concerning such required disclosures. Each Party may make any public statement in response to questions by the press, analysts, investors or those attending industry conferences or financial analyst calls, or issue press releases, so long as any such public statement or press release is not inconsistent with prior public disclosures or public statements made in accordance with this Section 10.5 and which do not reveal non-public information about the other Party.

10.6.       Filing of this Agreement. The Parties will coordinate in advance with each other in connection with the filing of this Agreement (including redaction of certain provisions of this Agreement) with the U.S. Securities and Exchange Commission or any stock exchange or governmental authority on which securities issued by a Party or its Affiliate are traded, and each Party will use reasonable efforts to seek confidential treatment for the terms proposed to be redacted; provided that, each Party will ultimately retain control over what information to disclose to the U.S. Securities and Exchange Commission or any stock exchange or other governmental authority, as the case may be, and provided further that the Parties will use their reasonable efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) will be obligated to consult with or obtain approval from the other Party with respect to any filings to the U.S. Securities and Exchange Commission or any stock exchange or other governmental authority on which securities issued by a Party or its Affiliate are traded.

10.7.       Prior Non-Disclosure Agreement. As of the Effective Date, the terms of this Section 10 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) dealing with the subject of this Agreement. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.

10.8.       Equitable Relief. Given the nature of the Confidential Information and the irreparable harm that a Party may suffer upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Section 10. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Section 10.

11.         TERM AND TERMINATIOn.

11.1.       Term. The term of this Agreement shall begin on the Effective Date and, unless otherwise terminated as permitted under this Agreement, shall continue for a period of ten (10) years from the Launch of the first Product in the Territory pursuant to this Agreement (the “Initial Term”). This Agreement shall thereafter be automatically renewed for consecutive five (5) year renewal terms (each a “Renewal Term”) unless this Agreement is otherwise (i) terminated by mutual prior written agreement by Parties (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively), or (ii) terminated by a Party as permitted under this Agreement. The “Term” means the Initial Term and, if applicable, the Renewal Term.

11.2.       Termination.

11.2.1.    Termination for Cause. Subject to the terms of this Section 11.2.1, a Party may terminate this Agreement for any breach of a material provision of this Agreement by the other Party [***] in the case of payment breach) after written notice to the other Party containing details of such breach if the breach remains uncured at the end of such notice period. Notwithstanding the foregoing, the Parties agree that the [***] notice and cure period herein may be extended if the breaching Party is [***] to cure the specified breach. With respect to a default or breach of this Agreement, failure of a Party to provide notice to the defaulting or breaching Party as required by this Section 11.2.1 shall not constitute a waiver of the right to give such notice with respect to any subsequent default or breach. A Party may terminate this Agreement pursuant to this Section 11.2.1 (i) with respect to the ZIMHI Product or the SYMJEPI Product individually to the extent the uncured breach arises pursuant to an obligation concerning a Product individually, or (ii) with respect to both Products collectively to the extent the uncured breach arises pursuant to obligations concerning both Products collectively.

11.2.2.    USWM Termination.

a.       Failure to Supply. If at any time during the Term, (a) Company is unable to deliver Product pursuant to a Firm Order for a period longer than [***] after the applicable delivery date set forth in the respective Firm Order for causes within Company’s control, or (b) if the Company is unable to supply, or arrange to make available for shipment the Launch Quantity within [***] of the Regulatory Approval for causes within Company’s control; then, in either case (each such occurrence a “Failure to Supply”), USWM may, upon [***] prior written notice to Company that a Failure to Supply has occurred, request in such notice that Company exercise, and Company shall, at Company’s sole cost and expense, [***] to (i) evaluate, contract, and qualify a mutually agreeable alternate manufacturing facility to manufacture and supply all of USWM’s requirements of Product(s) in the Territory, (ii) transfer sufficient know-how to the alternate manufacturing facility in order to enable the facility to manufacture the Product(s) in accordance with the terms of this Agreement, and (iii) ensure that the alternate manufacturing facility is contractually obligated to use commercially reasonable efforts to be approved by the applicable Regulatory Authority to manufacture commercial quantities of the Product(s) and is brought up to production readiness as soon as reasonably possible following USWM’s written notice specified above. In the event an alternate manufacturing facility is utilized to supply Products under this Agreement, such facility shall be deemed a “Manufacturing Facility” for purposes of this Agreement. Subject to Company [***], the Parties may mutually agree to terminate this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively). Notwithstanding anything in this Section 11.2.2(a), in the event that a Failure to Supply arises by the willful act or omission of Company (and not for other reasons including without limitation acts or omissions of third parties beyond the reasonable control of Company or acts or omissions relating to [***] taken in good faith by Company), USWM may, in its sole discretion, elect to terminate this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively, as the case may be) at the end of such [***] notice period, and Company shall pay to USWM within [***] of the [***] an amount equal to [***]. In the event that either (i) Company fails to [***], or (ii) supply of the affected Product(s) fails to resume within [***] from [***], USWM may, in its sole discretion, elect to terminate this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively) unless supply of the affected Product(s) resumes during such [***] notice period and, in the event that USWM elects to terminate this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively, as the case may be) Company shall pay to USWM within [***] of the effective date of termination an amount equal to [***] of (a) [***], or (b) [***]. For purposes of clarity, the remedies available to USWM pursuant to this Section 11.2.2(a) are in addition to any other remedies available to USWM under this Agreement, including without limitation, USWM’s indemnification rights pursuant to Section 8.1. Notwithstanding the foregoing, USWM shall not be entitled to exercise the remedies in this Section 11.2.2(a) upon a Failure to Supply as a result of a Force Majeure event in accordance with Section 12.10.

b.       Infringement Action. From the Effective Date through a period of [***] following [***], USWM may, upon [***] prior written notice to Company, terminate this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively, as the case may be) if [***] that prevents either (i) [***], or (ii) [***]. In the event that USWM terminates this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively, as the case may be) pursuant to this Section 11.2.2(b), Company shall pay to USWM within [***] of [***] an amount equal to [***] plus the greater of (i) [***], or (ii) [***]. For purposes of this Agreement, “Infringement Action” any claim of infringement or potential infringement of Third Party intellectual property rights in connection with the marketing, development, manufacture, production, use, importation, offer for sale, or sale of the Products in the Territory.

c.       Regulatory Approval. If, as it relates to the ZIMHI Product, Regulatory Approval has not been achieved within [***], USWM, in its sole discretion, may elect to either (i) upon [***] prior written notice to Company, terminate this Agreement only with respect to the ZIMHI Product individually, or (ii) [***].

11.2.3.    Termination by the Company.

a.       Failure to Launch. Subject to the terms of this Section 11.2.3(a), upon [***] prior written notice to USWM, Company shall have, at its sole discretion, the right to terminate this Agreement if within [***] (or such longer period as agreed in writing by the Parties) after both (i) [***], and (ii) [***], USWM fails to Launch the Product in the Territory, provided such failure is for causes within USWM’s control. Company may terminate this Agreement pursuant to this Section 11.2.3(a) only with respect to the ZIMHI Product or the SYMJEPI Product individually to the extent USWM fails to Launch each of the Products individually on the terms and subject to the conditions otherwise set forth in this Section 11.2.3(a).

b.       Commercial Efforts. Subject to the terms of this Section 11.2.3(b), upon [***] prior written notice to USWM, Company may terminate this Agreement in part or in its entirety if (i) USWM fails to [***] for [***], and (ii) such failure by USWM remains uncured at the end of such notice period; provided such failure is for causes within USWM’s reasonable control. Notwithstanding the foregoing, the Parties agree that the [***] notice and cure period herein may be extended if USWM is [***] to cure the specified failure. Company may terminate this Agreement pursuant to this Section 11.2.3(b) only with respect to the ZIMHI Product or the SYMJEPI Product individually to the extent USWM fails to meet [***] for [***] as such [***] are determined with respect to each of the Products individually, and on the terms and subject to the conditions otherwise set forth in this Section 11.2.3(b).

11.2.4.    Bankruptcy. To the extent permitted under Applicable Law, a Party may terminate this Agreement (either with respect to the ZIMHI Product or the SYMJEPI Product individually, or both Products collectively) effective immediately with written notice if the other Party shall be adjudicated bankrupt, shall be dissolved or shall have a receiver appointed for substantially all of its property. All rights and licenses granted by Company under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, rights and licenses to “intellectual property” as such term is used in, and interpreted under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights, elections, and protections under the Bankruptcy Code, and all other bankruptcy, insolvency, and similar laws with respect to this Agreement and the subject matter hereof. Without limiting the generality of the foregoing, Company acknowledges and agrees that, if Company or its estate shall become subject to any bankruptcy or similar proceeding, (i) subject to USWM’s rights of election under Section 365(n) of the Bankruptcy Code, all rights, licenses, and privileges granted to USWM under this Agreement will continue subject to the respective terms and conditions hereof, and will not be affected, even by Company’s rejection of this Agreement, (ii) USWM shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any and all such intellectual property and embodiments of intellectual property, which if not already in USWM’s possession, shall be promptly delivered to USWM or its designee, and (iii) Company shall undertake [***] to ensure USWM’s access to Company’s contracts with the Product Manufacturers, in both instances of (ii) and (iii) to the extent needed to allow USWM to make or have made and continue to Commercialize any Product under this Agreement, and such, if not already in its possession, shall be promptly delivered to USWM by Company, unless the Company elects to continue, and does in fact continue to perform all of its obligations under this Agreement. All [***] incurred by USWM to [***] may be deducted by USWM from [***]. Notwithstanding the foregoing, if USWM (or any administrator, receiver, liquidator, trustee appointed over all or any parts of its assets, or similar entity) selects to continue, and does in fact continue to perform all of its obligations under this Agreement, then Company shall not be entitled to terminate this Agreement pursuant to this Section 11.2.4.

11.2.5.    Effects of Termination.

a.       Except (i) to the extent this Agreement is terminated solely with respect to a Product individually (in which case the Parties’ rights and obligations pursuant to this Agreement with regard to such non-terminated Product shall be unaffected by this Section 11.2.5(c)), and (ii) as expressly set forth in this Agreement, upon expiration or termination of this Agreement for any reason, neither Party shall have any obligation to make any payments to the other, except for amounts accrued prior to expiration or termination, including any owed and payable outstanding liabilities.

b.       Except to the extent this Agreement is terminated solely with respect to a Product individually (in which case the Parties’ rights and obligations pursuant to this Agreement with regard to such non-terminated Product shall be unaffected by this Section 11.2.5(b)), in the event of expiration or termination of this Agreement by (i) Company pursuant to Section 11.2.1 (Termination for Cause), Section 11.2.3(a) (Failure to Launch), Section 11.2.3(b) (Commercial Efforts), or Section 11.2.4 (Bankruptcy), or (ii) USWM pursuant to Section 11.2.1 (Termination for Cause), Section 11.2.2(a) (Failure to Supply), Section 11.2.2(b) (Infringement Action), or Section 11.2.4 (Bankruptcy), all licenses and rights granted by Company to USWM will terminate, and each Party will promptly return to the other Party all materials and records in its possession or control containing Confidential Information of the other Party.

c.       Except to the extent this Agreement is terminated solely with respect to a Product individually (in which case the Parties’ rights and obligations pursuant to this Agreement with regard to such non-terminated Product shall be unaffected by this Section 11.2.5(c)), in the event of early termination of this Agreement for any reason other than termination by Company pursuant to Section 11.2.1 (Termination for Cause), Section 11.2.3(a) (Failure to Launch) or Section 11.2.4 (Bankruptcy), USWM and its Affiliates shall have the right, in USWM’s sole discretion, to continue, to the extent that USWM and its Affiliates continue to have Product inventory, to fulfill orders received from customers for the Products in the Territory until up to [***] after the effective date of termination of this Agreement. For Product sold by USWM or its Affiliates after the effective date of termination, USWM shall continue to make payments to Company in accordance with Section 6, as applicable.

11.2.6.     Non-Exclusive Remedy. Subject to Section 8.6, the termination of this Agreement shall be in addition to, and shall not prejudice, the Parties’ remedies at law or in equity, including, without limitation, the Parties’ ability to receive legal damages and/or equitable relief with respect to any breach of this Agreement, regardless of whether or not such breach was the reason for the termination.

12.         GENERAL.

12.1.       Interpretation. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section. The definitions of the terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to always be followed by the phrase “without limitation.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any laws herein will be construed as referring to such laws and any rules or regulations promulgated thereunder as from time to time enacted, repealed or amended, (c) any reference herein to any person will be construed to include the person’s successors and assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, except as expressly provided in this Agreement, (f) as applied to a Party, the word “will” shall be construed to have the same meaning and effect as the word “shall,” and (g) all references herein without a reference to any other agreement to Articles, Sections, or Exhibits will be construed to refer to Articles, Sections, and Exhibits of or to this Agreement.

12.2.       Exclusivity. During the Term of this Agreement, except (i) as contemplated by this Agreement, including but not limited to (X) [***] and (Y) [***], (ii) as contemplated under Other Agreements, or (ii) upon the prior written consent of the other Party, the Company agrees not to, directly or indirectly, and [***].

12.3.       Informal Dispute Resolution. Unless otherwise expressly provided for herein, any disputes arising out of or in connection with this Agreement (“Dispute”) shall be identified in writing and presented to the other Party. Within [***] after delivery of such notice of dispute, the USWM Executive Officer and the Company Executive Officer shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute in good faith. All reasonable requests for information made by one Party to another shall be honored. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If such Executive Officers cannot resolve such dispute within [***] after such meeting, then, subject to Section 12.4, each Party reserves its right to any and all remedies available under law or equity with respect to any other dispute.

12.4.       Jurisdiction. Any Dispute that is not resolved under Section 12.3 within the time periods described in such section shall be resolved by final and binding arbitration before a panel of one arbitrator with relevant industry experience. The arbitration proceeding shall be administered in accordance with the Commercial Arbitration Rules of the American Arbitration Association (“AAA”), and the panel of arbitrators shall be selected in accordance with such rules. The arbitration and all associated discovery proceedings and communications shall be conducted in English, and the arbitration shall be held in a reasonable location to be selected by the Party against whom arbitration is compelled. The location selected by such Party shall not be located in a state in which the respective selecting Party is domiciled. The arbitrator shall, reasonably promptly after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the arbitrator shall be final and non-appealable, and judgment may be entered upon it in any court of competent jurisdiction. Either Party may apply for interim injunctive relief with the arbitrator until the arbitration award is rendered or the controversy is otherwise resolved. The arbitrator shall be authorized to award compensatory damages, but shall not be authorized (i) to award noneconomic damages, (ii) to award punitive damages or any other damages expressly excluded under this Agreement, or (iii) to reform, modify or materially change this Agreement or any other agreements contemplated hereunder; provided, however, that the damage limitations described in subsections (i) and (ii) of this sentence will not apply if such damages are statutorily imposed. Each Party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of AAA and the arbitrator; provided, however, the arbitrator shall be authorized to determine whether a Party is the prevailing Party, and at the arbitrator’s discretion, to award to that prevailing Party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges, travel expenses, etc.), and/or the fees and costs of the AAA and the arbitrator. Subject to the foregoing provisions, the Company and USWM agree to irrevocably submit to the jurisdiction of the federal and state courts for the judicial district in which the underlying arbitration occurred, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and agrees that services of any process may be made in the manner provided in this Agreement for delivery of notices. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in such courts. Each Party hereto agrees that any such proceeding shall be conducted solely in the English language.

12.5.       Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS; (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS; (III) IT MAKES SUCH WAIVERS VOLUNTARILY; AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE 12.5.

12.6.       Governing Law. This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, U.S.A. applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof. The Parties expressly agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement or any Party’s performance hereunder.

12.7.       Remedies. Except as otherwise provided herein, any and all other remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one (1) remedy will not preclude the exercise of any other remedy, provided, that a party shall not be entitled to more than one recovery, without duplication, for the same liability, loss or damage.

12.8.       Convictions, Exclusion, Debarment, Etc. Neither Party nor any person employed by or under contract to such Party now or in the future in connection with any activities contemplated by this Agreement (i) has been convicted of an offense related to any Federal or State healthcare program, including (but not limited to) those within the scope of 42 U.S.C. § 1320a-7(a); (ii) has been excluded, suspended or is otherwise ineligible for Federal or State healthcare program participation, including (but not limited to) persons identified on the General Services Administration’s List of Parties Excluded from Federal Programs or the HHS/OIG List of Excluded Individuals/Entities; (iii) has been debarred from or under any Federal or State healthcare program (including, but not limited to debarment under Section 306 of the Federal Food, Drug and Cosmetic Act (21 USC 335a); or (iv) is on any of the FDA Clinical Investigator enforcement lists, including, but not limited to, the (a) Disqualified/Totally Restricted List, (b) Restricted List, and (c) Adequate Assurances List. Each Party further agrees that if, at any time after execution of this Agreement, it becomes aware that it has or any Person who participated, or is participating, in the performance of any activities contemplated by this Agreement has become or is in the process of being charged, convicted, debarred, excluded, proposed to be excluded, suspended or otherwise rendered ineligible, or is on an enforcement list, such Party will immediately notify the other Party in writing.

12.9.       Assignment or Transfer of Interest. This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the Parties and may not be assigned or transferred by a Party without the prior written consent of the other, except that such consent shall not be required on the part of either Party in connection with (i) an assignment or transfer to an Affiliate of the assigning Party, (ii) a transfer or sale of all or substantially all of the business of that Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (iii) a transfer or sale of all or substantially all of the assets directly related to one (1) or more business units of such Party to a Third Party, whether by merger, sale of stock, sale of assets or otherwise; provided, however, that in the event of such a transaction (whether this Agreement is actually assigned or is assumed by the acquiring party by operation of law (e.g., in the context of a reverse triangular merger)), intellectual property rights of the acquiring party to such transaction (if other than one of the Parties to this Agreement) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement. Any attempted assignment that does not comply with the terms of this Section 12.9 shall be void.

12.10.     Force Majeure. No Party shall be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments of amounts invoiced hereunder), when and to the extent such failure is caused by or results from a Force Majeure Event. The Party claiming a Force Majeure Event shall notify the other Party with notice of the Force Majeure Event as soon as practicable, which notice shall reasonably identify such obligations under this Agreement and the extent to which performance thereof will be affected, including the period of time the occurrence is expected to continue. In such event, the Parties shall meet promptly (either in person or telephonically, as the situation may dictate) to determine an equitable solution to the effects of any such Force Majeure Event, and the Party affected by the Force Majeure Event shall use all Commercial Reasonable Efforts to minimize the loss or inconvenience suffered by the Parties.

12.11.     Entire Agreement. This Agreement, including any schedules or exhibits hereto, and the subsequent pharmacovigilance agreement and Quality Agreement to be executed by the Parties pursuant to this Agreement, contains the entire agreement and understanding between the Parties relating to the subject matter hereof, and shall supersede all prior or contemporaneous agreements and understandings, oral or written, relating to the subject matter hereof and any inconsistent terms of any subsequent invoice, purchase order or similar document. Neither Party shall be liable or bound to the other Party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

12.12.     Amendments and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. By an instrument in writing a Party may waive compliance by another Party with any term or provision of this Agreement that such other Party was or is obligated to comply with or perform. Any failure of a Party to enforce at any time, or for any time period, any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or a waiver of any right of such Party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

12.13.     Nature of Relationship. In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities and nothing contained herein shall be deemed or implied to create an independent contractor, agency, distributorship, joint venture or partnership relationship among the Parties hereto. Except as otherwise expressly provided herein, no Party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for the other Party.

12.14.     Further Actions and Documents. Each Party agrees to execute, acknowledge and deliver all such further instruments, and to do all such further acts, as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

12.15.     Notices. All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given (i) on the date delivered, if personally delivered, (ii) on the date sent by telecopier or email with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (iii) on the Business Day after being sent by FedEx or another recognized overnight mail service which utilizes a written form of receipt for next day or next Business Day delivery, or (iv) five (5) Business Days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable Party at the address set forth below; provided, that a Party may change its address for receiving notice by the proper giving of notice hereunder:

If to USWM:	If to Company:

USWM, LLC [***] Attn: [***]	Adamis Pharmaceuticals Corporation 11682 El Camino Real, Suite 300 San Diego, CA 92130 Attn: President & CEO
Tel: [***]	Tel: (858) 997-2400
Email: [***]	Email: [***]

With a copy to:

USWM, LLC
[***]
[***]
Attn: [***]
Tel: [***]
Email: [***]

12.16.     Counterparts; Facsimile/PDF Signature. This Agreement may be executed by the exchange of faxed executed copies, certified electronic signatures or executed copies delivered by electronic mail in Adobe Portable Document Format or similar format, and any signature transmitted by such means for the purpose of executing this Agreement shall be deemed an original signature for purposes of this Agreement. The Parties agree that the electronic signatures appearing on this Agreement are the same as handwritten signatures for the purposes of validity, enforceability and admissibility pursuant to the Electronic Signatures in Global and National Commerce (ESIGN) Act of 2000 and Uniform Electronic Transactions Act (UETA) model law or similar applicable laws. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, but all of which together shall constitute one and the same instrument.

12.17.     Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the Parties shall negotiate in good faith with a view to the substitution therefore of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto shall be enforceable to the fullest extent permitted by law.

12.18.     Headings. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and are not part of the agreement of the Parties and shall have no effect on the meaning of the provisions hereof. All references in this Agreement to Sections are to Sections of this Agreement, unless otherwise indicated.

12.19.     Expenses. Each Party will pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Agreement and the arrangements contemplated hereby.

12.20.     Third Party Rights. Nothing in this Agreement will be deemed to create any Third Party beneficiary rights in or on behalf of any other Person.

12.21.     Performance through Affiliates. Notwithstanding anything to the contrary contained herein, each Party may discharge any obligations and exercise any right hereunder, or performance hereunder, through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

12.22.     Survival. Expiration or termination of this Agreement shall not relieve the Parties of any rights or obligation accruing prior to such expiration or termination. In addition, the Parties’ respective rights and obligations set forth in this Section 12.22, Section 5.3, Sections 6.5 (for [***] following the calendar year in which termination or expiration occurs), 6.6, 7, 9.1.3 (for [***] following termination or expiration occurs), 11.2.5 and 11.2.6 and Section 1, Sections 8, 10 and 12 (other than 12.1) and any right, obligation, or required performance of the Parties in this Agreement which, by its express terms or nature and context is intended to survive termination or expiration of this Agreement, will survive any such termination or expiration.

[signature page follows]

IN WITNESS WHEREOF, each Party is signing this Distribution and Commercialization Agreement on the date stated opposite that Party’s signature.

USWM, LLC

By:	/s/ P. Breckinridge Jones, Sr.	Date: ________________
NAME: P. Breckinridge Jones, Sr.
Title: CEO

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo	Date: ________________
NAME: Dennis J. Carlo, Ph.D.
Title: President and CEO

[SIGNATURE PAGE TO DISTRIBUTION AND COMMERCIALIZATION AGREEMENT]

SCHEDULE A

Licensed Patents and Licensed Trademarks

Licensed Patents:

[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]

Licensed Trademarks:

“SYMJEPI” (registered trademark no. 5853281)

“ZIMHI” (pending US TM application no. 88281598)

Domain Names:

SYMJEPI.com

ZIMHI.com

SCHEDULE B

Near-Term Milestone Payments and Net Profit Share

Near-Term Milestone Payments

Milestone	Amount Payable
(i) Within [***]	US$ [***]
(ii) Within [***]	US$ [***]
(iii) [***]	US$ [***]

Net Profit Share

Subject to the terms of the Agreement, including without limitation, Section 6.2.2 (Net Profit Share Payments) and Section 6.3 (Branded Prescription Drug Fees), USWM shall pay Company [***] of the Net Profits. USWM shall retain the remaining [***] of the Net Profits.

Accelerated Net Profit Share

Subject to the terms of the Agreement, including without limitation, Section 6.2.2 (Net Profit Share Payments), Section 6.2.3 (Accelerated Net Profit Share Payments) and Section 6.3 (Branded Prescription Drug Fees), in addition to the Net Profit Share Payment USWM shall pay Company an Accelerated Net Profit Share equal to [***]. After such limit is reached, Net Profit Allocation would revert to the Net Profit Share defined above. For purposes of clarity, the payment of Accelerated Net Profit Share will end upon the date on which [***].

For the avoidance of doubt, the cumulative total of Near-Term Milestone Payments and Accelerated Net Profit Share Payments shall not exceed a total of US$ [***].

SCHEDULE C

Commercial Milestone Payments and Net Profit Share

Commercial Milestone Payments

Milestones	Amount Payable
(i) On [***], upon the initial achievement of [***] (1)	US$ [***]
(ii) On [***], upon the initial achievement of [***] (1)	US$ [***]
(iii) On [***], upon the initial achievement of [***] (1)	US$ [***]
(iv) On [***], upon the initial achievement of [***] (1)	US$ [***]
(v) On [***], upon the initial achievement of [***] (1)	US$ [***]

(1)	If there is [***] and therefore no [***], the combined Net Sales of the Products (SYMJEPI and ZIMHI) will then be counted toward the achievement of the above Commercial Milestones. For the avoidance of doubt, the cumulative Commercial Milestone Payments shall not exceed a total of US$ [***].

SCHEDULE D

Products

“Product” or “Products” means the Company’s injection product containing epinephrine in 0.3mg/0.3mL, 0.15mg/0.3mL, and any other strength, as approved by the FDA under NDA number 207534, as amended, and/or any the Company’s injection product containing naloxone in 5mg/0.5 mL, and any other strength, pending FDA approval under NDA number 212854, as amended, in finished, packaged form that is distributed by USWM under the Licensed Trademarks SYMJEPI and ZIMHI pursuant to their respective NDAs, in each case, in the Territory, under USWM NDC numbers, pursuant to this Agreement.

SCHEDULE E

Supply Price

The Supply Price shall be [***] Company’s actual cost for Product without any Company markup or allocation of Company overhead. The Supply Price shall include [***]. The following is an estimate of Third Party costs under the current Product Manufacturer agreements.

SYMJEPI

Primary Assembly – the primary assembly, which includes [***], will be conducted at [***]. Pursuant to the supply agreement, [***] sources all material and components required to complete the primary assembly and [***] cost is determined by [***]. The approximate current cost of primary assembly at [***] is [***] and [***] and [***] for batches of [***] and [***], respectively. The approximate direct cost of shipping the filled syringes from [***] to [***] for [***] and [***] batches of [***] and [***], respectively.

Final Assembly – the final assembly, which includes [***], will be performed at [***]. The cost of final assembly varies based on [***]

The estimated annual capacity for [***] is [***]) doses and [***] is at least [***]) doses. Presently, the [***] dose is assembled on [***] and the [***] dose is assembled on [***]; however, the Company, at its sole expense and cost (e.g., not to be included in the Supply Price), plans to [***].

By way of example, if a [***] unit batch of SYMJEPI was assembled on the [***] when the forecasted combined annual volume was [***], the estimated total cost would be [***].

ZIMHI

Primary Assembly – the primary assembly, which includes [***], will be conducted at [***]. The cost of primary assembly includes [***]. Pursuant to the supply agreement, [***] will source all material (except API) and components required to complete the primary assembly and [***] cost will be determined by [***]. The total cost of primary assembly, including [***] is estimated to be [***] and [***] per [***] for batches of [***] and [***], respectively. The approximate direct cost of shipping [***] from [***] to [***] for final assembly is [***] and [***] per syringe for batches of [***] and [***], respectively.

Final Assembly – the final assembly, which includes [***], will also be performed at [***] and the cost of final assembly is [***]. [***] has been [***]; however, the Company, at [***], plans to [***].

By way of example, [***] unit batch of SYMJEPI was assembled on the [***] when the forecasted combined annual volume was [***], the estimated total cost would be [***].

Company shall maintain complete and accurate written records of all costs relating to Product and will make these records available to USWM as requested in accordance with this Agreement. During the Term, Company shall [***].

SCHEDULE F

Commercial Efforts and Sales and Distribution Allocation

“Commercial Efforts” as described in this Agreement shall mean the specific activities involved in USWM’s Commercial Efforts for each Product and could [***]. More generally, such activities would include [***]: [***]. Commercial Efforts for a given Marketing Year would include, but not be limited to, [***]:

1)	[***];

2)	[***];

3)	[***]; and

4)	[***].

The allocation of cost for these functions via [***] would be determined [***] and would be [***].

Notwithstanding anything in this Agreement to the contrary, USWM shall not be deemed to be in breach of its Commercial Efforts obligations under this Agreement so long as USWM actually [***].

“Sales and Distribution Allocation” as described in this Agreement shall mean [***] including, without limitation, (i) [***], (ii) [***], and (iii) [***].

The Parties acknowledge and agree that, with respect to [***], commencing as of [***], the allocation of shared sales expenses will be allocated [***].

The Company shall have the right to reasonably audit USWM’s Books and Records for purposes of verifying the Commercial Efforts and the calculation of the Sales and Distribution Allocation under this Agreement (for purposes of clarity, any such audit described herein shall be limited to only include those records of USWM that are applicable to/for verifying USWM’s Commercial Efforts performance and the calculation of the Sales and Distribution Allocation pursuant to this Agreement). Such audits may be requested no more than [***] per [***] period during the Term and once during the [***] period following [***]. Such audits shall be limited to USWM’s Books and Records which are relevant for verifying the Commercial Efforts and/or the calculation of the Sales and Marketing Allocation, and for no earlier than [***] immediately preceding such audit. Any such right to audit shall be exercised only on at least [***] advance written notice.

SCHEDULE G

Approved Product Manufacturer

Catalent [***] located at [***]

[***]

[***]

[***]

SCHEDULE H

Licensed Trademarks Usage Guidelines

Pursuant to the Distribution and Commercialization Agreement dated May 11, 2020, by and between Adamis Pharmaceuticals Corporation, a corporation organized under the laws of Delaware, with an office located at 11682 El Camino Real, Suite #300, San Diego, CA 92130 (“Licensor”) and USWM, LLC a limited liability company organized under the laws of Delaware, with an office at [***] (“Licensee”) (the “Agreement”) and to create and maintain strong trademark protection, Licensee should follow these guidelines when using any Licensed Trademarks in print and electronic materials. In the event a conflict arises between these Usage Guidelines and the Agreement, the terms contained in these Usage Guidelines shall control with respect to matters relating to the usage of the Licensed Trademarks. Any capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

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